UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NATERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

(2)
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(3)
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Fee paid previously with preliminary materials.

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April 13, 2021
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Natera, Inc. that will be held on Tuesday, May 25, 2021 at 11:30 a.m. Pacific Time. The meeting will be held as a virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, including viewing the meeting, submitting questions and voting, by visiting www.virtualshareholdermeeting.com/NTRA2021 on the meeting date and following the instructions contained on your notice of Annual Meeting, on your proxy card or on the instructions accompanying your proxy materials.
Details regarding attending the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully.
At the annual meeting, four persons will be elected as Class III directors to our board of directors. In addition, we will ask stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, to approve, on an advisory (non-binding) basis, the compensaction of our named executive officers, as disclosed in this proxy statement. Our board of directors recommends the approval of each of the three proposals. Such other business will be transacted as may properly come before the annual meeting.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 13, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report on Form 10-K. The notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend the virtual Annual Meeting. Please review the instructions on the Notice you received in the mail regarding each of these voting options. If you attend the virtual Annual Meeting, you will have the right to revoke your proxy and vote your shares. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Thank you for your ongoing support of Natera.
Very truly yours,
Steve Chapman
Chief Executive Officer and President

NATERA, INC.
13011 McCallen Pass
Building A Suite 100
Austin, Texas 78753
NOTICE OF ANNUAL MEETING
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:
Tuesday, May 25, 2021 at 11:30 a.m. Pacific Time.
Virtual Meeting Location:
The Annual Meeting will be held in virtual meeting format at www.virtualshareholdermeeting.com/NTRA2021. There is no physical location for the Annual Meeting.
For instructions on how to attend and vote your shares at the virtual Annual Meeting, see the information in the accompanying proxy statement in the section titled “Questions and Answers About Procedural Matters.”
Items of Business:
(1)
To elect the four directors named in the proxy statement accompanying this notice to serve as Class III directors until the annual meeting of stockholders held in 2024 and until their successors are duly elected and qualified.

(2)
To ratify the appointment of Ernst & Young LLP as Natera, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

(3)
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this proxy statement.

(4)
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our board of directors recommends a vote “FOR” each of the director nominees and “FOR” each of proposals 2 and 3. These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and
Postponements:
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date:
You are entitled to vote if you were a record owner of Natera, inc. common stock as of the close of business on April 1, 2021.
Voting:
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote by following the instructions in the Notice of Internet Availability of Proxy Materials (the Notice) that you received and submit your proxy by the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. You may change or revoke your proxy at any time before it is voted at the virtual Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”
The Notice will be mailed to stockholders of record on or about April 13, 2021. The Notice contains instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report to Stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.
If you have any questions regarding this information or the proxy materials, please visit our website at www.natera.com or contact our investor relations department at 650-249-9090.
By order of the board of directors,
Steve Chapman
Chief Executive Officer and President
This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 13, 2021.

i

ii

NATERA, INC.
13011 McCallen Pass
Building A Suite 100
Austin, Texas 78753
PROXY STATEMENT FOR THE NATERA, INC.
2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2021

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders (the Annual Meeting) to be held at 11:30 a.m. Pacific Time on Tuesday, May 25, 2021, and any postponements or adjournments thereof. The Annual Meeting will be held in a virtual meeting format only, and will be accessible by visiting www.virtualshareholdermeeting.com/NTRA2021. There is no physical location for the Annual Meeting. Beginning on or about April 13, 2021, we intend to begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our 2020 Annual Report to Stockholders on Form 10-K (together, the proxy materials). As used in this proxy statement, the terms “Natera,” the “Company,” “we,” “us,” and “our” mean Natera, Inc. and its subsidiaries unless the context indicates otherwise.
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Annual Meeting
Q:
Why am I receiving these proxy materials?

A:
You are receiving these proxy materials from us because you were a stockholder of record of Natera, Inc. at the close of business on April 1, 2021 (the Record Date). Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held virtually on Tuesday, May 25, 2021 at 11:30 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We intend to commence distribution of the Notice, and if applicable, proxy materials to stockholders on or about April 13, 2021. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:
How can I get electronic access to the proxy materials?

A:
Our proxy materials are available at www.proxyvote.com and on our website at http://investor.natera.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send proxy materials for the Annual Meeting and/or future proxy materials to you by email by following the instructions provided at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:
What is included in the proxy materials?

A:
The proxy materials include:

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this proxy statement for the Annual Meeting;

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our 2020 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2020; and

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the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

Q:
How can I attend the virtual Annual Meeting?

A:
The Annual Meeting will be held in a virtual meeting format. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the continuing public health impact of the coronavirus pandemic (COVID-19). You may participate in the virtual Annual Meeting if you were a stockholder of Natera as of the close of business on April 1, 2021 (the Record Date), or if you hold a valid proxy for the Annual Meeting. You will be able to attend and participate in the Annual Meeting, including submitting questions and voting your shares during the meeting, by visiting www.virtualshareholdermeeting.com/NTRA2021. You will need the control number included on the Notice.

The live webcast of the Annual Meeting will begin promptly at 11:30 a.m. Pacific Time. Online check-in will begin at 11:15 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
You will need to obtain your own Internet access if you choose to attend the virtual Annual Meeting online and/or vote over the Internet. A webcast replay of the virtual Annual Meeting will be available until May 25, 2022.
Q:
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. We encourage you to check in at 11:15 a.m. Pacific Time on May 25, 2021, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Q:
Why are you holding a virtual Annual Meeting?

A:
We are holding this year’s Annual Meeting in a virtual-only format in light of the continuing public health impact of the ongoing COVID-19 pandemic, to support the health, safety and well-being of our directors, management, stockholders and community. In addition, we believe that the virtual meeting format will provide expanded access, improved communication and cost savings for our stockholders and our company, while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. Just as with our prior in-person meetings, during the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.

Stock Ownership
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.

Beneficial owners — Many Natera stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
Quorum and Voting
Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws (the Bylaws), and Delaware state law. The presence — by meeting attendance or by proxy — of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our amended and restated certificate of incorporation, or certificate of incorporation, or Bylaws, the holders of shares of common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Natera. Each holder of common stock will have the right to one vote per share of common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“withhold,” or “abstain”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware and our Bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our common stock at the close of business on April 1, 2021, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 87,627,484 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Natera will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares while attending the virtual Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted at the virtual Annual Meeting. Shares held beneficially in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Q:
How can I vote my shares without attending the virtual Annual Meeting?

A:
Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided on the proxy card.

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By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•
By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners  —  If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, stockholders will be asked to vote:

(1)
to elect the four directors identified in this proxy statement to serve as Class II directors until the annual meeting held in 2024 and until their successors are duly elected and qualified;

(2)
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

(3)
to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

(4)
to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of withholding, abstention or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of this proposal.
Proposal Three — The affirmative vote of a majority of votes cast is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the meeting. This vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.
Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

•
“FOR” the four nominees for election as director listed in Proposal One.

•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

•
“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholder of record — If you are a stockholder of record and you:

•
indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a stockholder of record and you do not return a proxy card and do not vote your shares, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter —  Proposal Two, to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposals One and Three absent direction from you.

Please note that brokers may not vote your shares on the election of directors or the advisory vote on the compensation of our named executive officers, in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (i) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares or (ii) by attending and voting at the Annual Meeting (please note that attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote (i) by submitting new voting instructions to your broker, trustee or other nominee or (ii) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending and voting at the Annual Meeting.
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Natera may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Natera or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:
Who will serve as inspector of elections?

A:
The inspector of elections will be a representative from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations
Q:
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials —  Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2022 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 14, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).
Requirements for stockholder proposals to be brought before an annual meeting — In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who (i) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at such meeting, and (iii) has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereof) or (iii) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2022 annual meeting of stockholders is between January 25, 2022 and February 24, 2022.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates — Stockholders may recommend candidates to our board of directors for consideration by our nominating and corporate governance committee by following the procedures set forth below in “Corporate Governance — Stockholder Recommendations for Nominations to the Board of Directors.”
Q:
How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our Bylaws is posted on the Investor Relations section of our website at http://investor.natera.com. All notices of proposals by stockholders, whether or not included in Natera’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials
Q:
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:
In accordance with the rules of Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about April 13, 2021, we will mail to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:
What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, fees, and impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, or, if you do not wish to participate in householding, and would like your own Notice, and, if applicable, the proxy materials in future years, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding. All of our director nominees have indicated

their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our board of directors, unless a contrary instruction is indicated on the proxy.
Q:
What is the mailing address for Natera’s principal executive offices?

A:
Our principal executive offices are located at 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753. Our telephone number is (650) 249-9090.

Any written requests for additional information, copies of the proxy materials and 2020 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON MAY 25, 2021.
The proxy statement and annual report to stockholders is available at www.proxyvote.com.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
Our board of directors may establish the authorized number of directors from time to time by resolution. The number of authorized directors is currently 11. Our board of directors is currently comprised of 11 members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our certificate of incorporation and bylaws that are in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our board of directors, unless a contrary instruction is indicated on the proxy. Mr. Cozzens, one of our director nominees for election at the Annual Meeting, has indicated his intention to serve as a director, if elected at the Annual Meeting, through the date of our 2022 Annual Meeting of Stockholders.
In addition to the information set forth below regarding our director nominees and the skills that led our board of directors to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and their board of director duties.
Nominees
Four Class III directors have been nominated for election at the Annual Meeting, each for a three-year term expiring in 2024, or until such director’s successor has been duly elected and qualified. Upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated Roelof Botha, Steve Chapman, Todd Cozzens and Matthew Rabinowitz for election as Class III directors.
Information Regarding the Nominees and Other Directors
Nominees for Class III Directors For a Term Expiring in 2024
Roelof Botha, 47, has served as a member of our board of directors since 2007. Mr. Botha has been with Sequoia Capital, a venture capital firm, since 2003, and has been a managing member of Sequoia Capital Operations, LLC since 2007. From 2000 to 2003, Mr. Botha served in a number of roles at PayPal, Inc., ultimately as the chief financial officer. Mr. Botha currently serves on the board of directors of Square, Inc. (NYSE: SQ), a provider of payments, financial and marketing services; MongoDB, Inc. (Nasdaq: MDB), a document-oriented database program developer; Eventbrite, Inc. (NYSE: EB), an event management and ticketing platform; Unity, Inc (NYSE: U), a 3D and VR content development platform; and a number of private companies. Mr. Botha holds a Bachelor of Science in Actuarial Science, Economics, and Statistics from the University of Cape Town and an M.B.A. from Stanford University. Our board of directors believes that Mr. Botha is qualified to serve as a director based on his financial and managerial experience, his service on other public and private company boards of directors and his familiarity with technology companies. Mr. Botha is our Lead Independent Director and currently serves on our nominating and corporate governance committee.
Steve Chapman, 42, has served as a member of our board of directors and as our Chief Executive Officer since January 2019. Mr. Chapman has been with our company since December 2010, serving as our Chief Operating Officer from July 2017 to January 2019; our Chief Commercial Officer from August 2016 to July 2017; our Senior Vice President, Commercial Operations from January 2014 to August 2016; and Vice President, Sales from December 2010 to January 2014. Prior to joining our company, Mr. Chapman worked at Genzyme Genetics Corp., a biotechnology company, from 2003 to 2010. Mr. Chapman holds a Bachelor of Science in Microbiology, Immunology and Molecular Genetics from University of California, Los Angeles. Our board of directors believes that Mr. Chapman is qualified to serve as a director based on his experience in various roles at our company and his experience in the biotechnology field.
Todd Cozzens, 65, has served as a member of our board of directors since 2011. Mr. Cozzens is the co-founder and managing partner of Transformation Capital Partners, L.P., a a growth equity fund focused on healthcare information technology and services companies. Transformation Capital Partners, L.P. is the successor management company to Leerink Transformation Partners (LTP), which Mr. Cozzens also co-founded and of which he served as managing partner since its inception in 2016. Prior to forming LTP, Mr. Cozzens co-led healthcare investing at Sequoia Capital, a venture capital firm, from 2012 to 2015, and prior to that led several business areas with Optum, a subsidiary of UnitedHealth Group, including strategy and M&A. From 2000 to 2010, Mr. Cozzens was the co-founder and served as chief executive officer of Picis Inc., a provider of electronic medical record software to hospitals, until it was acquired by the UnitedHealth Group in 2010 and subsequently became a division of Optum. Mr. Cozzens currently serves on the boards of directors of Health Catalyst, LLC (NASDAQ: HCAT) and a number of private companies. Mr. Cozzens holds a Bachelor of Arts degree from Marquette University, and completed the Program for Management Development at Harvard University. Our board of directors believes that Mr. Cozzens is qualified to serve as a director based on his financial and managerial experience, his service on private company boards of directors and his experience with healthcare technology and information systems. Mr. Cozzens currently serves as the chair of our compensation committee and also serves on our audit committee.
Matthew Rabinowitz, Ph.D., 48, is a co-founder of our company and currently serves as our Executive Chairman. Dr. Rabinowitz served as our Chief Executive Officer from 2005 to January 2019, and served as a member of our board of directors since 2005. He served as Chairman of our board of directors from May 2015 to January 2019, at which time he assumed the role of Executive Chairman. Prior to co-founding our company, Dr. Rabinowitz served from 2000 to 2003 as chief executive officer and from 2003 to 2007 as chief technology officer of Rosum Corporation, a location services technology company. Prior to that, Dr. Rabinowitz co-founded an intelligent online merchandizing company which was sold in 2000. Dr. Rabinowitz served as a consulting professor at Stanford University from 2004 to 2012 and as visiting faculty in the Genetics Department of Harvard University from 2018 to 2019. Dr. Rabinowitz has over 100 patents and publications in signal processing, machine learning, bio-informatics, and high-throughput genetic testing. He received the Scott Helt Memorial Award from the Institute of Electrical and Electronics Engineers and two companies he founded have received the Technology Pioneer Award from the World Economic Forum, awarded to 20 companies worldwide annually. He currently serves as a member of the board of directors or advisory board of a number of technology companies. Dr. Rabinowitz holds a Bachelor of Science degree in Engineering and Physics, a Master of Science in Electrical Engineering, and a Ph.D. in Electrical Engineering, from Stanford University. Our board of directors believes that Dr. Rabinowitz is qualified to serve as a director based on his experience as our co-founder and Chief Executive Officer, his service on a private company board, and his experience in the technology industry.
Incumbent Class II Directors Whose Term Expires in 2023
Monica Bertagnolli, M.D., 62, joined our board of directors in November 2020. Dr. Bertagnolli has held various professor of surgery roles at Harvard Medical School since 1999 and is currently professor of surgery in the field of surgical oncology. Dr. Bertagnolli is also associate surgeon in the Surgical Oncology division at Brigham and Women’s Hospital and Dana-Farber Cancer Institute; she was previously, from 2008-2018, chief of the Surgical Oncology division. Dr. Bertagnolli also serves as chair of the board of directors of the ASCO: Association of Clinical Oncology (ASCO), group chair and president of the Alliance for Clinical Trials in Oncology Foundation, and chief executive officer of Alliance Foundation Trials, LLC. In addition, Dr. Bertagnolli serves on the board of directors of Leap Therapeutics, Inc. (NASDAQ: LPTX), as well as on numerous committees and advisory boards. Dr. Bertagnolli holds a BSE in Biochemical Engineering, an M.D. from the University of Utah College of Medicine and an M.A. in the Science of

Medicine from Harvard University. Our board of directors believes that Dr. Bertagnolli is qualified to serve as a director based on her career as a leading oncology researcher and her extensive clinical experience in oncology.
Rowan Chapman, Ph.D., 50, joined our board of directors in August 2019. Dr. Chapman is a founder, investor, and active independent board member. She most recently served as head of Johnson & Johnson Innovation, Western North America, Australia and New Zealand from January 2017 to August 2019. Prior to that, Dr. Chapman held various roles with General Electric Company (NYSE: GE) from 2012 to 2016, including as head of precision diagnostics at GE Healthcare Life Sciences, managing director of New Business Creation at GE Ventures, and head of healthcare investing at GE Ventures. Prior to that, she held operational roles in early and growth-stage startups and was a partner at Mohr Davidow Ventures for over 11 years, gaining extensive experience as a board member and board advisor for a wide variety of technology and data-enabled companies. Dr. Chapman is also a co-founder of a life sciences incubator, where she partners with entrepreneurs to launch new healthcare companies. Dr. Chapman holds a Bachelor of Arts degree in Biochemistry and a Doctor of Philosophy degree in Biochemistry and Molecular Biology from the University of Cambridge, United Kingdom. Our board of directors believes that Dr. Chapman is qualified to serve as a director based on her business development, operating and investment experience in the healthcare and biopharmaceutical industries. Dr. Chapman currently serves on our compensation committee.
Herm Rosenman, 73, has served as a member of our board of directors since February 2017, and served as our Chief Financial Officer from February 2014 to January 2017. Prior to joining our company, he held the position of senior vice president — finance and chief financial officer at Gen-Probe Incorporated (Nasdaq: GPRO), a developer, manufacturer and marketer of diagnostic and screening products using nucleic acid probes, from June 2001 to August 2012, when Gen-Probe was acquired by Hologic, Inc. (Nasdaq: HOLX), a developer, manufacturer and supplier of diagnostic products, medical imaging systems, and surgical products. From April 2012 to February 2014, Mr. Rosenman focused on his board memberships. Mr. Rosenman has served on the board of directors of Oxford Immunotec Global PLC (Nasdaq: OXFD), a commercial-stage diagnostics company, since 2013; Vivus, Inc. (Nasdaq: VVUS), a biopharmaceutical company, since 2013; and DermTech (Nasdaq: DMTK), a molecular dermatology company, since 2017. Mr. Rosenman also previously served on the board of directors of Medistem, Inc., a stem cell therapy company, ARYx Therapeutics Inc. (OTCMKTS: ARYX), a private drug discovery and development company, Infinity Pharmaceuticals, Inc. (Nasdaq: INFI), a drug discovery and development company, and a number of privately held companies. Mr. Rosenman holds a B.B.A. in Accounting and Finance from Pace University and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. Our board of directors believes that Mr. Rosenman is qualified to serve as a director based on his experience as our chief financial officer, his experience in the biopharmaceutical industry and his experience serving on the boards of directors of other companies. Mr. Rosenman became an independent director in February 2020, and currently serves as the chair of our audit committee and also serves on our compensation committee.
Jonathan Sheena, 48, is a co-founder of our company and has served as our Chief Technology Officer from 2007 to December 2020 and as a member of our board of directors. In 1999, Mr. Sheena co-founded PhoneSpots, Inc. (formerly PocketThis, Inc.), a mobile technology company serving mobile carriers worldwide. From June 1999 to December 2007, Mr. Sheena held various roles at PhoneSpots, Inc.including vice president of product management and chief technology officer. Mr. Sheena holds a Bachelor of Science in Electrical Engineering and Computer Science, and a Master of Engineering in Electrical Engineering and Computer Science, from the Massachusetts Institute of Technology. Our board of directors believes that Mr. Sheena is qualified to serve as a director based on his experience as our co-founder and Chief Technology Officer, his experience with entrepreneurial companies, and his particular familiarity with technology companies.
Incumbent Class I Directors Whose Term Expires in 2022
Roy Baynes, M.D., Ph.D., 66, has served as a member of our board of directors since July 2018. Dr. Baynes has been the senior vice president, head of global clinical development and chief medical officer at Merck Research Laboratories (NYSE: MRK), a biopharmaceutical company, since December 2013. Prior to this, Dr. Baynes served as senior vice president of oncology, inflammation and respiratory therapeutics at Gilead Sciences Inc. (Nasdaq: GILD), a biotechnology company, from January 2012 to December 2013 and the vice president global development and therapeutic area head hematology oncology at Amgen Inc.

(Nasdaq: AMGN), a biopharmaceutical company, from 2002 to 2012. Dr. Baynes has served as a director of Atara Biotherapeutics, Inc. (Nasdsq: ATRA), a biopharmaceutical company, since September 2018 and as a director of Retrophin, Inc. (Nasdaq: RTRX), a biopharmaceutical company, since July 2016. Dr. Baynes has an M.D. and a Ph.D. from the University of the Witwatersrand, Johannesburg, South Africa. Our board of directors believes that Dr. Baynes is qualified to serve as a director based on his extensive experience in the biopharmaceutical industry and experience on other public company boards of directors. Dr. Baynes currently serves on our nominating and corporate governance committee.
James Healy, M.D., Ph.D., 56, has served as a member of our board of directors since November 2014. Dr. Healy has been a general partner at Sofinnova Investments, Inc. (formerly Sofinnova Ventures), a biotechnology investment firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, a venture capital firm, Bayer Healthcare Pharmaceuticals (OTCMKTS: BAYRY) (as successor to Miles Laboratories), a research based pharmaceutical company, and ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA), a company specializing in ophthalmic pharmaceutical products. Dr. Healy is currently on the board of directors of Ascendis Pharma A/S (Nasdaq: ASND), a clinical-stage biopharmaceutical company; Coherus BioSciences, Inc. (Nasdaq: CHRS), a biologics platform company; Karuna Therapeutics Inc. (Nasdaq: KRTX), a clinical-stage biopharmaceutical company; Nucana plc (Nasdaq: NCNA), a clinical-stage biopharmaceutical company; ObsEva SA (Nasdaq: OBSV), a clinical-stage biopharmaceutical company; Y-mAbs (Nasdaq: YMAB), an oncology biologics development company; and three private companies. Dr. Healy has previously served on a number of public company boards of directors, including Amarin Corporation plc (Nasdaq: AMRN), a commercial-stage biopharmaceutical company; Anthera Pharmaceuticals, Inc. (OTCMKTS: ANTH), a biopharmaceutical company; Auris Medical Holding AG (Nasdaq: EARS), a specialty pharmaceuticals company; Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company; and Iterum Therapeutics PLC (Nasdaq: ITRM), a clinical-stage pharmaceutical company; and several private companies. Dr. Healy holds a Bachelor of Arts in Molecular Biology and in Scandinavian Studies from the University of California at Berkeley, and an M.D. and Ph.D. in Immunology from Stanford University School of Medicine. Our board of directors believes that Dr. Healy is qualified to serve as a director due to his significant medical background, extensive experience investing and working in the life science industry, and his extensive service on the boards of directors of other public and private life sciences companies. Dr. Healy currently serves on our nominating and corporate governance committee and on our compensation committee.
Gail Marcus, D.H.A., 64, has served as a member of our board of directors since March 2017. Dr. Marcus is currently an assistant professor of health professions at Hofstra University, and previously served as assistant professor and director of the Global Healthcare Management and Biomedical Informatics programs, and as department chair of the Pharmaceutical Business and Administrative Services program, at the Massachusetts College of Pharmacy and Health Sciences from April 2016 to July 2019. From 2015 to September 2017, Dr. Marcus served as a consultant and practice leader in the healthcare consulting practice of Exceptional Leaders International, a consulting company. From October 2012 to December 2015, Dr. Marcus served as chief executive officer and president of Calloway Laboratories, a provider of clinical toxicology laboratory services. Prior to that, Dr. Marcus held a variety of leadership roles with diagnostics, pharmacy benefit management and managed care companies. Dr. Marcus currently serves on the boards of directors of Triple S Management Corp. (NYSE: GTS), an insurance holding company, as well as a number of private companies and non-profit organizations, and served on the Centers for Medicare & Medicaid Services Advisory Panel on Clinical Diagnostic Laboratory Tests from 2015 to 2019. Dr. Marcus holds a Bachelor of Arts in Spanish and Mathematics from Wesleyan University, an M.S.E. in Computer and Information Sciences from the University of Pennsylvania Moore School of Engineering, an M.B.A. from the Wharton School of the University of Pennsylvania, and a Doctorate of Health Administration from the Medical University of South Carolina. Our board of directors believes that Dr. Marcus is qualified to serve as a director based on her financial and managerial experience and service on other boards of directors. Dr. Marcus currently serves as the chair of our nominating and corporate governance committee and also serves on our audit committee.
There are no family relationships among any of our directors or executive officers. See “Corporate Governance” and “Corporate Governance — Director Compensation” below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS III NOMINEES NAMED ABOVE.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2021. Ernst & Young LLP has audited our financial statements since the year ended December 31, 2011.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the company and its stockholders.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will attend the virtual Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee will reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2020 and 2019:
	2020	2019
Audit Fees(1)	$2,781,962	$2,634,312
Audit-Related Fees	—	—
Tax Fees(2)	28,291	10,000
All Other Fees(3)	2,000	2,000
Total Fees	$2,812,253	$2,646,312

(1)
Audit Fees:   This category represents fees for professional services provided in connection with the integrated audit of our consolidated financial statements and of our internal control over financial reporting, review of our quarterly condensed consolidated financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged Ernst & Young LLP, including our registered public offerings.

(2)
Tax Fees:   This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation.

(3)
All Other Fees:   This category consists of subscription fees for accounting standards and financial reporting content database.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee, or the chair of our audit committee, if such approval is needed between meetings of the audit committee, generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All audit services for 2020 were pre-approved by our audit committee.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL THREE ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-On-Pay” proposal.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation program are to attract, retain and motivate highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders.
The year ended December 31, 2020 was another successful year for Natera, driven by strong performance in our financial and operating results, research and development achievements and commercial activities across all areas of focus in the business, in particular considering the significant and unprecedented impact of the COVID-19 pandemic.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act), we are asking stockholders to vote on the following resolution:
RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2021 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the 2020 Summary Compensation Table and the accompanying tables and narrative, including the “Compensation Discussion and Analysis.”
This “Say-On-Pay” vote is advisory, and therefore not binding on our compensation committee or board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs. We have determined to hold an advisory vote to approve, on a non-binding advisory basis, the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2022 annual meeting of stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
PROPOSAL THREE.

CORPORATE GOVERNANCE
Governance of Our Company
We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of conduct, together with our amended and restated certificate of incorporation, and our amended and restated bylaws and the charters for each of our board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. Our board of directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the audit committee, the compensation committee and the nominating and corporate governance committee.
Our corporate governance guidelines are designed to help ensure effective corporate governance of our company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our board of directors, succession planning and the annual evaluations of our board of directors and its committees. Our corporate governance guidelines are reviewed by the nominating and corporate governance committee and amended by our board of directors when appropriate. The full text of our corporate governance guidelines is available on our website at http://investor.natera.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.
Code of Conduct
Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our code of conduct is posted in the Investor Relations section of our website at http://investor.natera.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above. Among other matters, our code of conduct is designed to deter unlawful or unethical behavior, including:
•
prohibiting conflicts of interest (including protecting corporate opportunities);

•
protecting our confidential and proprietary information and that of our customers and vendors;

•
treating our employees, customers, suppliers and competitors fairly;

•
encouraging full, fair, accurate, timely and understandable disclosure;

•
protecting and properly using company assets;

•
complying with laws, rules and regulations (including insider trading laws); and

•
encouraging the reporting of any unlawful or unethical behavior.

Board Composition
Our business affairs are managed under the direction of our board of directors, which is currently composed of 11 members. Eight of our directors — Messrs. Botha, Cozzens and Rosenman and Drs. Baynes, Bertagnolli, Chapman, Healy and Marcus — are independent within the meaning of the listing rules of the Nasdaq Global Select Market (Nasdaq). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing to serve for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.
Considerations in Evaluating Director Nominees
When considering potential candidates for membership on our board of directors, our nominating and corporate governance committee considers relevant business and other experience and demonstrated character and judgment as described in our Policies and Procedures for Director Candidates, which are posted in the Investor Relations section of our website at http://investor.natera.com. There are no differences in the manner in which our nominating and corporate governance committee evaluates a candidate that is recommended for nomination for membership on our board of directors by a stockholder, as opposed to a candidate that is recommended for nomination for membership on the board of directors by our nominating and corporate governance committee and our board of directors.
In addition to the considerations described above, our nominating and corporate governance committee considers the current composition of the board of directors in its evaluation of candidates for membership. The board of directors believes that factors such as range and diversity of expertise, perspective in areas relevant to our business, character, judgment, diversity, age, independence, expertise, experience, length of service and other commitments as it relates to each individual board member as well as the board of directors as a whole are important considerations in determining board composition. While we do not have a stand-alone diversity policy in considering whether to recommend any director nominee, including candidates recommended by stockholders, the nominating and corporate governance committee believes that, as a group, the nominees for election at the Annual Meeting complement the overall composition of our board of directors and bring a diverse range of backgrounds, experiences and perspectives to the board of directors’ deliberations.
The nominating and corporate governance committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in our bylaws and our Policies and Procedures for Director Candidates, which are each posted in the Investor Relations section of our website at http://investor.natera.com, as further described below under “Corporate Governance — Stockholder Recommendations for Nominations to the Board of Directors.” Our nominating and corporate governance committee has not received any recommended nominations from any of our stockholders in connection with the 2021 Annual Meeting.
Dr. Bertagnolli was recruited to join our board through the services of a third party search firm.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has determined that none of our non-employee directors — Messrs. Botha, Cozzens and Rosenman and Drs. Baynes, Bertagnolli, Chapman, Healy and Marcus — has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.
Audit and compensation committee members must also satisfy the enhanced independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Exchange Act, and corresponding Nasdaq rules. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each member of our audit committee, Messrs. Cozzens and Rosenman and Drs. Healy and Marcus, qualifies as an independent director pursuant to Rule 10A-3. Each member of our compensation committee — Messrs. Cozzens and Rosenman and Drs. Chapman and Healy — qualifies as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act.
Board Leadership Structure
Pursuant to our Corporate Governance Guidelines, our board of directors may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. These roles are currently separated, as Dr. Rabinowitz currently serves as Executive Chairman of our board of directors, while Mr. Chapman serves as our Chief Executive Officer. The board of directors regularly evaluates its leadership structure to determine which structure best serves the interests of the company and of our stockholders as we evolve, and believes that separating the roles of the chairman of the board of directors and chief executive officer is the appropriate leadership structure for us at this time, as it allows our Chief Executive Officer to focus on our day-to-day business while allowing our Executive Chairman to continue to advise the company and its management, provide strategic guidance, and interface with our board of directors.
In addition, pursuant to our Corporate Governance Guidelines, if the chairman of our board of directors is not an independent director, the board of directors will appoint a Lead Independent Director to facilitate communication between management, the independent directors and the chairman of our board of directors, as well as participate in setting agendas for meetings and presiding at executive sessions of the board of directors. Although the roles of the chairman of the board of directors and chief executive officer are currently separated, because our executive chairman is not an independent director, our board of directors deems it in the best interest of the company and its stockholders to maintain the appointment of Mr. Botha as the Lead Independent Director.
Our Corporate Governance Guidelines are posted in the Investor Relations section of our website at http://investor.natera.com.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the Investor Relations section of our website at http://investor.natera.com.
Audit Committee
Our audit committee was established in May 2015. During the year ended December 31, 2020, our audit committee held four meetings. The members of our audit committee are currently comprised of Messrs. Cozzens and Rosenman and Drs. Healy and Marcus, each of whom is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and each of whom can read and understand fundamental financial statements. During the year ended December 31, 2020 and until Mr. Rosenman joined the audit committee as its chair in February 2020, Mr. Botha served as a member of the audit committee and Dr. Marcus served as its chair. Our board of directors has determined that Mr. Rosenman qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.

The audit committee of our board of directors oversees our accounting and financial management practices, system of internal controls, our audit and financial reporting processes and the quality and integrity of our reported financial statements, and the performance of our internal audit function. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews our interim and year-end operating results with our management and our independent registered public accounting firm and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.
Compensation Committee
Our compensation committee was established in October 2013. During the year ended December 31, 2020, our compensation committee held seven meetings. The members of our compensation committee are currently Messrs. Cozzens and Rosenman and Drs. Chapman and Healy, each of whom our board of directors has determined qualify as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards, and each of whom is an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as such term is defined under Rule 16b-3 of the Exchange Act. Mr. Cozzens serves as chair of the compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation policies and programs. Among other things, specific responsibilities of our compensation committee include evaluating the performance of our chief executive officer and determining our chief executive officer’s compensation. The compensation committee also determines the compensation of our other executive officers in consultation with our chief executive officer. In addition, our compensation committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards. Our compensation committee also reviews and approves various other compensation policies and matters.
During the year ended December 31, 2020, our compensation committee engaged the services of Radford, a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executive and senior officers and directors and how our compensation practices compared to the compensation practices of other companies. Radford reports directly to the compensation committee. Radford does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Radford does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.
Our executive officers may make recommendations on the form and amount of executive compensation, but the compensation committee makes the final decision and is not bound by executive officer recommendations. Our compensation committee has delegated authority to a committee of executive officers to grant options and restricted stock units to employees who (i) are not “officers” under Rule 16a-1(f) under the Exchange Act or (ii) do not report directly to our chief executive officer.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee was established in May 2015. During the year ended December 31, 2020, our nominating and corporate governance committee held four meetings. The members of our nominating and corporate governance committee are Mr. Botha, Drs. Baynes, Bertagnolli and Marcus, each of whom is independent under the rules and regulations of the SEC and Nasdaq. Dr. Marcus serves as chair of the nominating and corporate governance committee. During the year ended December 31, 2020 and until Dr. Bertagnolli joined the committee in March 2021, Dr. Healy served as a member of the committee. The nominating and corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors and evaluates the performance of our board of directors and individual directors. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our board of directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed (i) by email to corpsec@natera.com and (ii) in writing to Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of experience, other commitments and the like, personal references and an indication of the candidate’s willingness to serve.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2020, the compensation committee of our board of directors was comprised of Messrs. Cozzens and Rosenman and Drs. Chapman and Healy. Mr. Rosenman joined our compensation committee upon becoming an independent director in February 2020. None of our executive officers serves, or served during our year ended December 31, 2020, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.
Meetings of the Board of Directors
The full board of directors met five times during the year ended December 31, 2020. All directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during the year ended December 31, 2020.
It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. Six of our directors attended our annual meeting of stockholders in 2020.
Executive Sessions
Executive sessions of our independent directors are generally held at each regularly scheduled meeting of our board of directors and at other times they deem necessary. Our board of director’s policy is to hold executive sessions both with and without the presence of management. Our board committees also generally meet in executive session at the end of each committee meeting.
Board Oversight of Risk
One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive and senior officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. Specifically, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters; our compensation committee oversees the management of risks associated with our compensation policies and programs; and our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning.
Our board of directors encourage management to promote a corporate culture that incorporates risk management into our company’s day-to-day business operations.
Director Compensation
Our board of directors approves the form and amount of director compensation. Our compensation committee retains the services of Radford to advise it on the structure of our director compensation program and executive officers may make recommendations on the form and amount of director compensation, but the board makes the final decision and is not bound by compensation committee or executive officer recommendations.
Pursuant to our non-employee director compensation program, as amended effective January 1, 2020, our non-employee directors are entitled to receive initial and annual equity awards. During the year ended December 31, 2020, non-employee directors received an annual equity award valued at $250,000, to be granted on or as soon as reasonably practicable following our annual meeting of stockholders. Each such annual equity award vests in full following the completion of 12 months of continuous service as a member of our board of directors following the grant date. In addition, new non-employee directors receive an initial equity award valued at $375,000, to be granted on or as soon as reasonably practicable following the date of such director’s initial election or appointment to our board of directors. Such initial equity award vests in equal annual installments over three years of continuous service following the director’s election to our board of directors. Further, each initial equity award held by a non-employee director will become fully vested if we are subject to a change in control prior to the termination of a director’s service. Each non-employee director may elect to receive his or her equity awards: (i) 100% of the total dollar value in the form of restricted stock units (RSUs), (ii) 100% of the total dollar value in the form of options to purchase shares of our common stock, or (iii) half of the total dollar value in RSUs and half in options. The number of RSUs covered by an award is determined based upon the average closing price per share of our common stock in the 30 calendar days prior to the date of grant. The number of shares underlying stock options is calculated based on a 2:1 ratio to RSUs. Under our 2015 Equity Incentive Plan, under which equity awards are granted to our non-employee directors as well as to our employees, the aggregate grant date fair value of awards granted to non-employee directors may not exceed $500,000 in any one fiscal year of the Company, except that the grant date fair value of awards granted to newly appointed non-employee directors may not exceed $1,000,000 in the fiscal year of the Company in which such director is initially appointed.
In addition, during the year ended December 31, 2020 each non-employee director was eligible to receive compensation for his or her service on our board of directors and committees thereof consisting of annual cash retainers. Effective January 2020, upon the recommendation of the compensation committee, our board of directors approved increases to our director compensation to continue to bring such compensation more in alignment with compensation programs of other companies in our peer group, as well as our compensation philosophy. The following table sets forth the annual cash retainer that each non-employee director was eligible to receive during the year ended December 31, 2020.
Position	Retainer ($)
Board Member	45,000
Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating and Corporate Governance Committee Member	5,000
Audit Committee Observer	N/A

Under our director compensation program, as amended, each non-employee director may also elect to receive all or a portion of his or her annual cash retainer(s) in the form of fully vested options to purchase shares of our common stock. Such options are granted by our compensation committee on a quarterly basis, in arrears, with an aggregate grant date fair value equal to the elected cash amount that otherwise would have been payable for such quarter, with the number of shares subject to such options computed in accordance with the Black-Scholes model used by us for valuing options in our financial statements. Each such option has a term of ten years (subject to earlier expiration upon the termination of the director’s service) and is granted with an exercise price equal to the closing price per share of our common stock on the grant date.
We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.
The following table sets forth information about the compensation for service during the year ended December 31, 2020 of the non-employee members of our board of directors who served as a director during such year. A non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. Other than as set forth in the table and described more fully below, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors for service during the year ended December 31, 2020. None of our employees who also served as members of our board of directors are included in the table below as such individuals did not receive any compensation from us for service as a director during the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	Total ($)
Dr. Roy Baynes	50,000	116,896	144,977	311,873
Dr. Monica Bertagnolli*	—	—	—	—
Roelof Botha	—	—	393,419	393,419
Dr. Rowan Chapman	52,500	116,896	144,977	314,373
Todd Cozzens	70,000	233,792	—	303,792
Dr. James Healy	57,500	116,896	144,977	319,373
Dr. Gail Marcus	32,917	233,792	45,223	311,932
Herm Rosenman	70,833	116,896	144,977	332,706

*
Dr. Bertagnolli was elected to our board of directors effective as of November 17, 2020. Dr. Bertagnolli has elected not to receive any cash or equity compensation pursuant to our director compensation program for services rendered prior to the Company’s 2021 Annual Meeting of Stockholders.

(1)
The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in 2020 as described above.

(2)
The amounts in this column include the aggregate grant date fair value of RSUs granted during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

The amounts in this column represent restricted stock units granted to each of our non-employee directors on June 12, 2020 as part of each such director’s annual equity award.

(3)
As of December 31, 2020, our non-employee directors held the following RSUs:

Name	RSUs
Dr. Roy Baynes	2,856
Dr. Rowan Chapman	2,856
Todd Cozzens	5,712
Dr. James Healy	2,856
Dr. Gail Marcus	5,712
Herm Rosenman	2,856

(4)
The amounts in this column include the aggregate grant date fair value of option awards granted to or earned by the director for compensation for service during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021, for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

The amounts in this column consist of:
(i)
$144,977 with respect to the option to purchase 5,712 shares of our common stock granted to each of Drs. Baynes, Chapman and Healy, and Mr. Rosenman; $321,047 with respect to the option to purchase 12,649 shares of our common stock granted to Mr. Botha; and $13,452 with respect to the option to purchase 530 shares of our common stock granted to Dr. Marcus; each granted on June 12, 2020 with an exercise price of $40.93 as part of each such director’s annual equity award; and

(ii)
$16,234 with respect to the option granted to Mr. Botha on April 24, 2020, $18,735 with respect to the option granted to Mr. Botha on July 10, 2020, $18,704 with respect to the option granted to Mr. Botha on October 9, 2020, and $18,699 with respect to the options granted to Mr. Botha on January 8, 2021, in each case in accordance with Mr. Botha’s election to receive his cash retainer in the form of fully vested options; and

(iii)
$7,484 with respect to the option granted to Dr. Marcus on April 24, 2020, $8,100 with respect to the option granted to Dr. Marcus on July 10, 2020, $8,802 with respect to the option granted to Dr. Marcus on October 9, 2020, and $8,105 with respect to the options granted to Dr. Marcus on January 8, 2021, in each case in accordance with Dr. Marcus’s election to receive a portion of her cash retainer in the form of fully vested options.

(5)
The following table summarizes the fully-vested options granted to our non-employee directors in lieu of cash retainers for our fiscal year 2020:

			Option Awards
	Grant Date	Exercise Price ($)	R. Botha	G. Marcus
Q1	4/24/2020	22.61	718	331
Q2	7/10/2020	46.92	643	278
Q3	10/9/2020	73.58	405	175
Q4	1/8/2021	111.17	263	114

As of December 31, 2020, our non-employee directors held the following outstanding options to purchase shares of our common stock:
Name	Options
Dr. Roy Baynes	42,942
Roelof Botha	11,424
Dr. Rowan Chapman	35,712
Todd Cozzens	136,365
Dr. James Healy	38,881
Dr. Gail Marcus	38,474
Herm Rosenman	193,815
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Corporate Responsibility and Sustainability
We seek to create positive environmental and social impacts that bring value by supporting our employees, connecting with our communities, and being prudent stewards over Natera.
Employee Well-Being
We operate in an industry in which competition for highly qualified personnel is intense. In addition to our compensation programs, we are highly focused on talent acquisition, retention and development. We conduct an annual employee engagement survey, the results of which inform internal company and management goals to help ensure impactful and meaningful actions in response to feedback received. Our annual employee evaluation process helps us to support developing employees as well as identify and cultivate high performers, and we have various initiatives underway to further develop leaders and managers. We offer a benefits package that includes competitive pay, an annual incentive plan, a defined contribution savings plan with an employer match, and senior-level equity, among other health-related and other benefits.
Community Involvement
We believe that it is important to make a difference by helping others in our communities. We pursue that goal through financial support and volunteering our time and talents. For example, in lieu of our annual company holiday party in 2020, Natera donated to the International 22q11.2 Foundation, the American Association of Kidney Patients, and the Ronald McDonald House Charities.
Diversity and Inclusion
Diversity is one of our company core values, and we believe in creating an inclusive and equitable environment that represents a broad spectrum of backgrounds and cultures. We have two employee resource groups committed to furthering our efforts in this area. Women of Natera and our Diversity & Inclusion Group both serve as resources to the organization in fostering a culture of inclusion and diversity by providing a platform of networking, ongoing learning and exchange to support professional development and promote workplace equality and diversity. In addition, we have a donation matching program that supports healthcare organizations that are committed to diversity and inclusion, whereby the company matches employee donations to March of Dimes, Health Equity Initiative and Ronald McDonald House Charities.
In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interests of our employees and which comply with government orders in all the states and countries where we operate. In an effort to keep our employees safe and to maintain operations during the COVID-19 pandemic, we implemented a number of health-related measures, including implementing a general work from home policy and restricting on-site access to essential employees such as laboratory personnel, increasing hygiene, cleaning and sanitizing procedures at our office and laboratory facilities, requiring face masks while on company premises, and implementing temperature checks and COVID-19 testing requirements in order to enter company facilities.

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of March 15, 2021:
Name	Age	Position(s)
Steve Chapman	42	Chief Executive Officer, President and Director
Michael Brophy	41	Chief Financial Officer
Matthew Rabinowitz	48	Executive Chairman (former Chief Executive Officer and President)
Robert Schueren	59	Chief Operating Officer
Jonathan Sheena	48	Founder and Director (former Chief Technology Officer)
Steve Chapman.   See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”
Michael Brophy has served as our Chief Financial Officer since February 2017. Previously, he served as our Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as our Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served as an executive director from January 2014 to September 2015, and as a vice president from 2011 to 2013, in the investment banking division at Morgan Stanley where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an M.B.A. from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy.
Matthew Rabinowitz.   See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”
Robert Schueren has served as our Chief Operating Officer since January 2019. Prior to joining Natera, Mr. Schueren served as chief executive officer and president of IntegenX Inc., a biotechnology company, from March 2013 to January 2019. Mr. Schueren served as vice president and general manager of the Genomics Solutions division at Agilent Technologies Inc. from January 2010 to January 2013; and prior to that, Mr. Schueren served at various companies including Genentech, Inc. and Arcturus Bioscience. Mr. Schueren holds a Bachelor of Science in Pharmacy from Temple University.
Jonathan Sheena.   See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis (CD&A) describes the philosophy, objectives, process, components and additional aspects of our 2020 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following “named executive officers,” or “NEOs”:
Name	Position
Steven L. Chapman	Chief Executive Officer (CEO)
Michael B. Brophy	Chief Financial Officer (CFO)
Robert A. Schueren	Chief Operating Officer (COO)
Matthew Rabinowitz	Executive Chairman
Jonathan Sheena*	Founder, Director, and Former Chief Technology Officer

*
Mr. Sheena stepped down as our Chief Technology Officer effective November 30, 2020 but remains employed with us as a Co-Founder and continues to serve as a director on our board.

Quick CD&A Reference Guide
Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I.
Executive Summary

Company Overview
We are a diagnostics company with proprietary molecular and bioinformatics technology that we are applying to change the management of disease worldwide. Our cell-free DNA, or cfDNA, technology combines our novel molecular assays, which reliably measure many informative regions across the genome from samples as small as a single cell, with our statistical algorithms, which incorporate data available from the broader scientific community, to identify genetic variations covering a wide range of serious conditions with best-in-class accuracy and coverage. Our technology has been proven clinically and commercially in the women’s health space, in which we develop and commercialize non- or minimally-invasive tests to evaluate risk for, and thereby enable early detection of, a wide range of genetic conditions, such as Down syndrome.
We are now translating our success in women’s health and applying our core technology to the oncology market, in which we are commercializing a personalized blood-based DNA test to detect molecular residual disease and monitor disease recurrence, as well as to the organ health market, initially with a test to assess kidney transplants for rejection. Since 2009, we have launched a comprehensive suite of 11 products in the women’s health space, as well as products in oncology and in organ health. We launched Panorama, our non-invasive prenatal test, or NIPT, in 2013 and have since gone from being the fourth company to enter the NIPT market to being the market leader by volume in the United States. We launched our Horizon carrier screening test in 2012. Panorama and Horizon together represent the significant majority of our revenues.

2020 Select Business Highlights
2020 was a very successful year for us, driven by strong performance in our financial and operating results, research and development achievements and commercial activities, including the following key highlights:
•
Total revenues were $391 million, a 29% increase over the prior year and exceeding our revenue guidance for the year, driven primarily by a 28% increase in tests processed over the prior year

•
Gross profit was $187.4 million, a 48% increase over 2019, representing a gross margin of 48% compared to 42% in 2019, primarily due to increased test volumes and improved cost of goods sold per test1

•
We saw the unique aspects of our technology in non-invasive prenatal testing, or NIPT, highlighted in a long-awaited change to professional society guidelines issued by the American College of Obstetrics and Gynecology, or ACOG, and supported by the Society for Maternal-Fetal Medicine, or SMFM, supporting NIPT for all pregnancies; following this change, most of the largest commercial insurers in the U.S. updated their coverage policies to include NIPT for all pregnancies

•
We showed exceptional performance of our technology across several metrics in our SNP based Microdeletion and Aneuploidy RegisTry, or SMART, study, the largest prospective NIPT study and the only to collect genetic confirmation of outcomes on the vast majority of subjects; this study also served to validate our new artificial intelligence platform for our Panorama NIPT

•
We received final Medicare coverage for our Signatera molecular residual disease, or MRD, test in colorectal cancer, marking our first covered indication for Signatera; this was followed quickly by a draft local coverage determination to expand Medicare coverage to immunotherapy response monitoring

•
We obtained positive Medicare coverage and favorable reimbursement pricing for our Prospera organ transplant test

•
We expanded our laboratory footprint at our Austin, Texas facility to significantly increase our testing capacity, enabling us to further improve upon our cost of goods sold, and to support our growth and operational continuity

Natera had a remarkable year despite the significant and unprecedented impact of the COVID-19 pandemic which severely affected the U.S. and other major economies and financial markets worldwide. We acted quickly to modify our business practices in order to prioritize the health and safety of our employees, customers and business partners, including implementing measures to support the continued functionality of our laboratories. Furthermore, we introduced innovative services and initiatives to enable continuity of care and access to our testing services across our women’s health, oncology and organ health businesses. As a result of our efforts and innovations, in 2020 our test volumes as well as the average blended selling price of our tests increased from the previous year, resulting in a positive impact to our results of operations for the year.
We incurred additional and unforeseen operating costs as a result of the COVID-19 pandemic, and experienced a significant diversion of our management’s and employees’ time, attention and other resources to COVID response measures and initiatives; despite these circumstances, we decided not to adjust any of the performance or payout metrics under our cash and non-cash incentive programs. Nevertheless, we exceeded, by meaningful margins, two out of three of our company performance targets, reflecting a very successful 2020 driven by the achievements highlighted above.
2020 Say on Pay Vote and Stockholder Engagement
At the 2020 annual meeting of stockholders, our stockholders approved the compensation of our NEOs on an advisory basis, with approximately 95% of the votes cast “For” such approval. The compensation committee interpreted stockholder approval of the executive compensation program at such a level as

1
Gross profit is calculated as GAAP total revenues less GAAP cost of revenues. Gross margin is calculated as gross profit divided by GAAP total revenues.

indicating that a substantial majority of stockholders view our executive compensation program, plan design and governance as continuing to be well aligned with our stockholders, their investor experience and business outcomes.
To ensure investor views are incorporated into our planning process, we engage with stockholders on an ongoing basis to gather their perspectives. Through this stockholder outreach, we have established important feedback channels that serve as a valuable resource for ongoing input from our stockholders.
2020 Target Pay Mix
For our NEOs, the 2020 target pay mix reflects the compensation committee’s executive compensation philosophy by emphasizing both short- and long-term incentives and objectives.
Consistent with this philosophy, a meaningful majority of annual target total compensation is variable, at-risk pay. Specifically, as illustrated by the following graphics, in 2020, 95% of our CEO’s target total compensation was at-risk compensation, and 87% of the target total compensation for our CFO and COO was at risk. The compensation committee considers compensation to be “at risk” if it is subject to company or individual performance metrics. The compensation committee allocated compensation of our NEOs among base salary, target annual cash incentive plan amounts and the grant date fair market value of long-term equity incentives in the form of both time-based and performance-based restricted stock units and options. The values and allocations were determined by the compensation committee with reference to, and consistent with, the allocations among such elements at the peer group companies.
Each compensation element is discussed below and set forth in more detail in the 2020 Summary Compensation Table and 2020 Grants of Plan-Based Awards Table below.
Key Aspects of the 2020 Executive Compensation Program
2020 CEO Compensation.   Approximately 95% of total CEO compensation was variable and at-risk, with 92% in the form of equity. Performance-based restricted stock units (PSUs) and options tied to market capitalization and revenue hurdles represented 79% of all equity grants and 73% of total compensation. The other 21% of equity grants was in the form of time-based restricted stock units (RSUs) vesting over four years.
Base Salaries.   In 2020, the base salary of our Executive Chairman remained unchanged. In an effort to align base salaries with the competitive market, the compensation committee increased the base salaries of our CEO and COO by 8%, and the base salary of our CFO by 19%.
Annual Cash Incentive.   The compensation committee utilized company financial goals as the performance metrics for its annual cash incentive program. The compensation committee worked closely with management and with guidance from its independent compensation consultant to establish the targets and goals, setting them at levels that it considered rigorous and challenging, requiring substantial effort to achieve, appropriately incentivizing performance, and taking into account the relevant risks and opportunities.

The financial performance metrics consisted of the following components:
(i)
Revenue, weighted at 55%,

(ii)
Gross Margin, weighted at 35%, and

(iii)
Cash Flow, weighted at 10%.

The compensation committee set a challenging revenue target of $352 million. In addition, the compensation committee applied a rigorous performance curve, with a minimum performance threshold for payout set at 85% of the target. The gross margin target was also demanding, 200 basis points higher than the prior year, with minimum threshold performance for payout set at 80% of target. The cash flow goal was also designed to require substantial effort, taking into account the substantial planned investments and operating goals planned for the year, and set a minimum performance threshold for payout at a cash burn of 125% of target (representing a lower level of cash flow). The compensation committee selected these metrics to incentivize the executive officers in the critical strategic priorities of top line revenue growth, operating profitability and cash flow management.
As described above, we grew total revenue in 2020 by 29% to $391 million based on a 28% increase in tests processed during the year. We increased our gross margin to 48%; and our cash flow was $(145) million. Based on these financial results, the compensation committee determined that overall weighted company financial achievement relative to the goals was 107.9% of target.
2020 Long-Term Incentives.   Our 2020 long-term incentives for our NEOs was comprised of PSUs, RSUs and Performance LTIs (other than for our Executive Chair, who received a mix of performance-based and time-based options, and our CEO, who received an equity mix consisting of all five types of equity). The PSU performance metric was an annual revenue target designed to be achievable, with substantial effort, within three years. The Performance LTIs were granted to further support our pay-for-performance philosophy and to align with the interests of our stockholders, and took the form of PSUs and stock options that begin to vest based on achievement of specified market capitalization thresholds and vest further if such capitalization levels are maintained over the longer term. The two market capitalization targets were set so as to require an increase of approximately 70% and 117%, respectively, in the Company’s market capitalization in order for such Performance LTIs to begin vesting.
II.
Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:
Reward the achievement of specified Company performance goals (pay for performance):   The compensation committee has designed our executive compensation program to include both cash and equity incentives to motivate our executive officers to achieve key business objectives by tying the value of the compensation they receive to our performance relative to these business objectives.
Align our executive officers’ interests with those of our stockholders through long-term incentives linked to enhancement of stockholder value and that also facilitate executive retention:   The compensation committee uses equity for long-term incentive opportunities in order to motivate and reward executive officers to (i) deliver sustained long-term value to stockholders and (ii) achieve multiyear strategic goals. The compensation committee believes using equity based on a mix of time- and performance-based goals creates strong alignment between the interests of our executive officers and those of our stockholders.
Attract, retain and motivate superior executive talent with market competitive compensation:   We must compete for executive talent in the fiercely competitive biopharmaceutical and technology industries in Austin, Texas and Silicon Valley, California. We seek high-caliber executive officers and managers who have diverse experience, expertise, capabilities and backgrounds to manage our business and carry out our strategy. The compensation committee references the amounts and compensation structures of executive officers in the companies in our compensation peer group and in industry surveys in connection with recruiting our executive officers and determining competitive pay levels.

Compensation Program Governance
The compensation committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:
What We Do
Pay for Performance	The majority of total executive compensation is variable and at-risk.
Diverse and Balanced Short- and Long-Term Compensation	The allocation of incentives among the annual incentive plan and the long-term incentive plan incentivizes continued performance to reach shorter-term goals without over-emphasizing short-term performance at the expense of achieving long-term goals.
Combination of Balanced Performance Metrics	To ensure that no single measure affects compensation disproportionately, we use a diverse set of financial and milestone performance metrics in our annual incentive plan.
Independent Compensation Consultant	To provide information and advice for use in compensation committee decision-making, our compensation committee has engaged an independent compensation consultant.
Peer Data	For compensation decisions, we develop and reference a peer group of companies based on industry, revenue, development stage and market capitalization to reference.
Cap Bonus Payouts; Fixed Equity Grants	We generally grant equity by reference to a specified dollar value. Our annual incentive plan has an upper limit on the amount of cash that may be earned.
Risk Assessment	We conduct an annual risk assessment of our compensation program.
What We Don’t Do
No Hedging of Company Securities	We prohibit employees and non-employee directors from engaging in hedging or short sale transactions in Company securities.
No Excessive Perks	We generally do not provide any perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.

III.
Compensation Determination Process

Role of the Compensation Committee
Pursuant to its charter, our compensation committee was established by our board of directors to assist with its oversight of the forms and amounts of compensation for our CEO and our other executive officers. Specifically, our compensation committee reviews annually and determines the appropriate compensation levels for our CEO and, in consultation with our CEO, our other executive officers, including base salaries, cash and equity-based incentive compensation, and employment or severance or change in control agreements. Our compensation committee establishes annual corporate goals and objectives for our CEO and other executive officers, in consultation with our management, and evaluates performance against such goals. Such goals and objectives also form the framework for the incentive compensation program applicable to our employees.
Our compensation committee also administers our incentive plans for employees and other service providers, including our equity incentive plans, although it has delegated to our CEO and CFO joint authority to approve certain equity award grants within established and specified guidelines and limitations. Finally, the compensation committee recommends to our board of directors for its approval the form and amount of compensation to be paid to the non-employee members of our board of directors.
The compensation committee believes that the total compensation paid to our executive officers should be fair, reasonable and competitive, and that a significant portion of the total compensation should be tied to our annual and long-term performance.

Role of the Independent Compensation Consultant
Our compensation committee believes it is useful to obtain independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.
The compensation committee retained Radford, part of the Rewards Solutions practice of Aon plc, as its independent compensation consultant for 2020 compensation decisions. Radford reported directly to the compensation committee, and the compensation committee has the sole authority to retain, terminate and obtain the advice of Radford at the Company’s expense.
For 2020, Radford reviewed and advised on all principal aspects of our executive and non-executive compensation programs, including:
•
assisting in developing a peer group of publicly-traded companies to help assess our compensation programs;

•
assisting in developing a competitive compensation strategy and consistent executive and non-executive compensation assessment practices relevant to a public company, including review and recommendation of our performance-based cash and equity-based incentive programs, as well as the equity strategy for the Company covering type of equity, dilution and grant levels; and

•
meeting regularly with the compensation committee to review all elements of executive compensation, including the competitiveness of the executive compensation program against approved peer companies.

When making decisions about our executive compensation program, while the compensation committee takes into consideration the review and recommendations of Radford, ultimately the compensation committee makes its own independent decisions in determining our executives’ compensation.
Pursuant to SEC and Nasdaq rules, the compensation committee assessed the independence of Radford. The compensation committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence in doing so. The compensation committee also considered the nature and amount of work performed for the compensation committee and the fees paid for those services in relation to the firm’s total revenues. The compensation committee concluded that Radford was independent and that there were no conflicts of interest on the basis of its consideration of the foregoing and other relevant factors.
Compensation Peer Groups and Peer Selection Process
Relevant market and benchmark data provide a solid reference point and helpful context for making decisions. When making decisions about structure and component mix in designing our executive compensation program, the compensation committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of comparable peer companies, as derived from public filings and other sources.
With the assistance of Radford, the compensation committee developed a peer group using the following criteria: life sciences industry with an emphasis on companies in the genetic testing / bioinformatics space, stage of development, market capitalization, revenue and geography.
In an effort to maximize the appropriateness and thus usefulness of the peer group, and in light of changes in the key aspects of the Company, the compensation committee made certain changes to the peer group used for 2020 from the peer group used for 2019. The compensation committee removed Imperva and Pacific Biosciences (acquired), MiMedx Group (delisted), Castlight Health (below market capitalization range) and Eagle Pharmaceuticals (not well aligned). The compensation committee added CareDX, iRhythm Technologies, Nevro and PTC Therapeutics, each of which met the peer group selection criteria.

The peer group used in connection with decisions relating to 2020 executive compensation consisted of the following companies:
Cardiovascular Systems, Inc.	Invitae Corporation	Nevro Corp.
CareDx, Inc.	iRhythm Technologies, Inc.	New Relic, Inc.
Emergent BioSolutions Inc.	Ironwood Pharmaceuticals, Inc.	PTC Therapeutics, Inc.
FibroGen, Inc.	Luminex Corporation	Qualys, Inc.
Genomic Health, Inc.	Model N, Inc.	Quidel Corporation
Glaukos Corporation	NanoString Technologies, Inc.	Supernus Pharmaceuticals, Inc.
Inogen, Inc.	Natus Medical Incorporated	Teladoc Health, Inc.
Intrexon Corporation	NeoGenomics, Inc.	Vocera Communications, Inc.
The compensation committee has committed to review the peer group annually, consistent with best practices for corporate governance.
Role of Management
Our compensation committee works with members of our management, including our CEO, and our human resources, finance and legal professionals. Our CEO provides recommendations to the compensation committee regarding most compensation matters, including executive compensation and our annual and long-term incentive programs, and participates in discussions and decisions regarding compensation of our other executive officers. Our CEO, with members of our management, assists the compensation committee by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters for each executive officer, except for our CEO, whose performance is evaluated, and compensation determined, solely by the compensation committee. Our CEO is not present during voting or deliberations on his compensation. The compensation committee does not delegate any of its responsibilities to others in setting the compensation of our executive officers.
IV.
Compensation Program Components

2020 Components
The compensation committee utilizes the components of compensation set forth in the chart below to achieve its executive compensation program objectives. The compensation committee regularly reviews all components of the program in order to ensure continued alignment between each executive officer’s total compensation and our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our overall company strategy.

Element	Description	Purpose
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, positioning relative to competitive market and internal equity.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain superior executive talent and maintain a consistent, stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities
Variable cash compensation based on the level of achievement of certain pre-determined annual performance objectives and comprise company and/or individual performance.
Performance metrics typically include financial objectives. Performance against company financial goals must be at least 75-85% of target in order to earn any credit toward a payout with respect to that goal. Cash incentives based on company performance are capped at a maximum of 120% of base salary.
Annual cash incentive opportunities are designed to align our executive officers in pursuing our short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of company and individual performance.
Long-Term Incentives: Equity-Based Compensation
Variable equity-based compensation.
Performance-based equity:   restricted stock units (PSUs) and stock options (PSOs) that vest based on the attainment of performance goals.
Performance LTIs:   PSUs and PSOs that vest based on the attainment of market capitalization-based performance goals.
Time-based equity:   Restricted stock units (RSUs) and stock options that vest over time.
Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.
Base Salary
Base salaries help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team and provide fixed compensation to executive officers. Base salaries vary among executive officers based on a variety of considerations, including skills, experience, achievements and the competitive market for the position, and are individually determined according to each executive officer’s areas of responsibility, role and experience. The following were the annual base salaries of our NEOs for 2020, including a comparison to 2019.
NEO	2019 Base Salary ($)	2020 Base Salary ($)	Change (%)
Steven L. Chapman	450,000	486,000	8
Michael B. Brophy	353,600	420,800	19
Robert A. Schueren	412,000	445,000	8
Matthew Rabinowitz*	333,000	333,000	0
Jonathan Sheena**	198,000	198,000	0

*
Reflects 60% full-time equivalent salary

**
Reflects time commitment of 30 hours / week

In 2020, the base salary of our Executive Chairman remained unchanged. In an effort to align base salaries within the market range of the peer group, the compensation committee increased the base salaries of the CEO and the COO by 8%, and the base salary of the CFO by 19%.
From time to time, the compensation committee might consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include change in the competitive market, change of role or responsibilities, recognition for achievements or market trends. The compensation committee establishes initial base salaries for newly-hired executive officers through arm’s-length negotiations at the time the executive officer is hired, taking into consideration the factors described above.
Annual Cash Incentive Plan
To focus and incentivize our executives to achieve short-term corporate financial performance objectives and reward performance and our overall success, with the intent ultimately of increasing stockholder value, a portion of each NEO’s compensation is tied to the achievement of our annual goals. Our NEOs are eligible to receive annual cash incentive awards, with the target bonus opportunity determined as a percentage of their base salary. The amount of the payout, if any, under the annual incentive plan is based upon achievement relative to company performance targets, and for NEOs other than the CEO and Executive Chairman, individual performance.
The following were the target bonus opportunities of our NEOs for 2020, as well as the relative weighting of company and individual performance for purposes of calculating their annual cash incentive payout:
NEO	Target Incentive Bonus (% of Base Salary)	Company Performance (%)	Individual Performance (%)
Steven L. Chapman	60	100	0
Michael B. Brophy	50	80	20
Robert A. Schueren	50	80	20
Matthew Rabinowitz*	50	100	0
Jonathan Sheena**	40	80	20
Company Performance
Our achievement against three financial metrics determines the amount of the payout, if any, under the company performance element of the annual cash incentive plan.
The compensation committee selected the financial measures of Revenue, Gross Margin and Cash Flow to focus executive officers on the critical strategic priorities of top line revenue growth, operating profitability and cash generation.
•
Revenue (weighted 55%).   The compensation committee emphasized revenue growth as the highest priority in light of the Company’s stage of development and market opportunity and window. We generate revenues primarily from the sale of our Panorama and HCS tests. Our two primary distribution channels are our direct sales force and our laboratory partners.

•
Gross Margin (weighted 35%).   Gross margin is defined as GAAP total revenues less GAAP cost of revenues divided by GAAP total revenues.

•
Cash Flow (weighted 10%).   Cash flow represents the difference between the Company’s cash balance at the beginning of the year and at the end of the year, excluding cash provided by financing activities.

In setting the performance metric levels, the compensation committee chose targets that it considered rigorous and challenging and that took into account the relevant risks and opportunities. In particular, the compensation committee reviewed the relevant financial objectives set as a result of the development of the fiscal year budget, considering various risks of achieving specific actions that underlie the targets and the implied performance relative to prior years, and risks associated with various macroeconomic factors.

The compensation committee also set a minimum performance threshold for each target below which no payout was earned for such target, and maximum payout amounts for each target. The intent of the minimum performance threshold was to help motivate performance for what were considered challenging targets, and to reward efforts that may have resulted in substantial, though not complete, achievement of the targets. The threshold for 2020 Revenue was set at a high-performance level of 85% of the target, resulting in a 50% payout for that performance level. The threshold for Gross Margin was set at 80%, also resulting in a 50% payout at such threshold performance level. For the Cash Flow goal no bonus was earned unless the Company’s cash burn was no higher than 125% of the target, resulting in a 50% payout for that performance level. The compensation committee set the maximum payout level for all three financial metrics at 120% of target, a level that presents a significant challenge requiring exceptionally strong performance, which could be earned upon achieving the Revenue and Gross Margin goals at 115% and 120%, respectively, of target, and upon achieving Cash Flow of 75% of the target cash burn or lower. These minimum thresholds and maximum payouts are set forth in the table in “— Achievement” below.
Achievement
Based upon a review of our audited financial results and performance for 2020, the compensation committee confirmed achievement of our company performance goals as follows, resulting in an overall weighted average payout of 107.9% for such goals.
Performance Metric	Relative Weighting (%)	Minimum Performance Threshold (% of target)	Target Metric	Maximum Payout (% of target payout)	Metric Achieved	Achievement As a % of Target	Weighted Payout (% of target payout)
Revenue	55	85	$352.0 million	115	$391.0 million	111.1	114.8
Gross Margin	35	80	44.0%	120	47.9%	108.9	108.9
Cash Burn	10	75	$(145.0) million	125	$(173.7) million	83.5	67
Payout		50	100%	120			107.9
Individual Performance
Under the 2020 annual cash incentive plan, the NEOs other than the CEO and Executive Chairman were also incentivized by an individual performance measure. This component of the executive compensation program is included to provide for a well-rounded assessment of executive performance encompassing leadership and the broad spectrum of responsibilities inherent in senior executive roles, resulting in an improved correlation of pay and performance.
With respect to Messrs. Brophy, Schueren and Sheena, our compensation committee, based on the recommendation of our CEO, determined achievement of the individual performance component of their incentive compensation at 110%, 110% and 100%, respectively.
Payout
The compensation committee determined the cash incentive compensation payout for 2020 performance based on achievement of the company and individual performance elements described above, in accordance with each NEO’s weighting for each element. The total cash incentive compensation paid to each NEO for 2020 performance is set forth in the following table.
Executive Officer	Total Target Bonus ($)	Financial Performance Goals		Individual Performance Factor			Total Actual Award ($)	Total Payout (% of Target)
		Target ($)	Payout ($)	Target ($)	Achievement (%)	Payout ($)
Steve Chapman*	275,041	275,041	296,884	N/A	N/A	N/A	296,884	107.9
Michael Brophy*	197,650	158,120	170,678	39,530	110	43,483	214,161	108.4
Robert Schueren*	218,398	174,718	188,594	43,680	110	48,047	236,641	108.4
Matthew Rabinowitz	167,000	167,000	180,263	N/A	N/A	N/A	180,263	107.9
Jonathan Sheena*	79,150	63,320	68,349	15,830	100	15,830	84,179	106.4

*
Total target amounts listed represent the prorated amount for the year, due to the effective date of compensation increases being April 1 of each year.

Long-Term Incentives
Long-term equity incentives represent the third and largest component of the executive compensation program. The long-term incentive opportunity is designed to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders.
The long-term incentives create strong alignment between the interests of our executive officers and the interests of our stockholders. Because executive officers will only receive value if they remain employed by us over the required term, long-term equity incentives foster an ownership culture among our executive officers, as they are also stockholders with a personal stake in the value they are incentivized to create, and they promote retention. These equity incentives also support a compensation philosophy that emphasizes pay that rewards performance.
Equity Vehicles
In 2019 we began to utilize two types of performance-based equity awards to incentivize executives — one contingent upon business goals (Performance Stock Units, or PSUs), and a supplemental award contingent upon market capitalization-based goals (Performance LTIs). Our compensation committee has found these equity types to be effective in aligning the interests of management, including our NEOs, to company financial and business performance and to overall stockholder value, and to appropriately reward executives for growing our business. In 2020, the long-term incentive grants to the NEOs again generally included PSUs as well as Performance LTIs, along with a mix of time-based RSUs, performance-based stock options (PSOs) and time-based stock options.
Equity Vehicle	Vesting Condition	Rationale for Use
Performance-based equity (PSUs and PSOs)	Annual revenue target, to be achieved within a 3-year performance period	Focuses executive leadership team on singular goal of growing top line revenues and expanding market share to fuel further growth
Time-based equity (RSUs and stock options)	4 years	Complementary vehicle to deliver value through time-based vesting, reinforcing an ownership culture and a commitment to our company
Performance LTIs (RSUs and stock options)	Market capitalization target, to be achieved within a 6-year performance period
Market capitalization goals tie executive officer compensation directly to pursuit of key strategic goals that create significant stockholder value
Aligns executive officer interests and experience with those of stockholders
Promotes focus on long-term value creation

The following is a summary of the equity awards granted to our NEOs in 2020.
	Annual Refresh			Performance LTIs
NEO	Grant Value ($)(1)	Performance Based (#)(2)	Time Based (#)(3)	RSUs (#)	Options (#)
Steve Chapman	4,975,800	82,390	82,390	75,000(4)	150,000(4)
Michael Brophy	2,200,000	36,666	36,666	35,000	0
Robert Schueren	2,639,400	43,990	43,990	35,000	0
Matthew Rabinowitz	N/A	128,500	128,500	0	0
Jonathan Sheena	429,000	7,150	7,150	0	0

(1)
The grant value of each annual refresh award is a pre-determined dollar value from which the number of PSUs and RSUs to be granted were calculated.

(2)
All NEOs received PSUs with the exception of Dr. Rabinowitz, who received PSOs. The performance target for these PSUs and PSOs requires achievement by the Company of a specified annual revenue goal within a performance period of three years.

(3)
All NEOs received RSUs with the exception of Dr. Rabinowitz, who received stock options.

(4)
The award is allocated 50% to the $4 billion market capitalization target and 50% to the $5 billion market capitalization target. The Performance LTIs granted to all other NEOs are allocated 100% to the $4 billion market capitalization target. The $4 billion market capitalization target was achieved on September 2, 2020 and the $5 billion market capitalization target was achieved on October 1, 2020, but the awards underlying each target remain subject to further vesting nine and fifteen months thereafter.

In determining the appropriate mix, allocation and amount of each NEO’s long-term incentive opportunity, the compensation committee considered the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies; individual performance and criticality of, and expected future, contributions of the NEO; time in role, skills and level of experience, and retention considerations. The 2020 long-term incentives, excluding the Performance LTIs, were awarded as a mix of 50% performance-based equity and 50% time-based equity.
The performance target for the Performance LTIs required achievement of a market capitalization metric of $4 billion. The target represented an increase of approximately 70% from our market capitalization at grant, which the compensation committee intended at such time to take up to two to three years to achieve, particularly given the prevailing economic and market conditions when such equity was awarded in March 2020 at the beginning of the COVID-19 pandemic. As described at the beginning of this Compensation Discussion and Analysis, our performance exceeded expectations during the year, and this milestone was achieved in September 2020.
To further incentivize our CEO, the compensation committee granted Mr. Chapman additional Performance LTI awards requiring achievement of a market capitalization metric of $5 billion, representing a 117% increase in our market capitalization. The performance period for this remaining outstanding milestone is six years from grant, or March 2026. This milestone was achieved in October 2020. Including such Performance LTIs, our CEO’s long-term equity incentive mix was 79% performance-based and 21% time-based.
The first 50% of each Performance LTI award began vesting upon achieving the relevant market capitalization milestone. An additional 25% of each Performance LTI award vests upon completion of nine months of continuous service after achieving the relevant milestone, if the market capitalization at such time is at or above such milestone. The final 25% vests upon completion of 15 months of continuous service after achieving the milestone, if the market capitalization at such time is at or above such milestone.
The compensation committee intends to continue to utilize long-term incentive awards as part of our annual equity refresh program. In addition, the compensation committee may on occasion grant such awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities and to incentivize such individual accordingly; to recognize major accomplishments; or in situations involving a leadership transition, as well as to newly-hired executive officers.
Other Elements of Compensation
Retirement Benefits
We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for administrative costs of the 401(k) plan. We match contributions made by our employees, including our NEOs, to the 401(k) plan in an amount equal to 50% of the employee’s contribution, up to 6% of the employee’s compensation (comprising base salary and bonus)

and subject to other limitations under applicable laws. For all employees hired on or after January 1, 2015, matching contributions vest 25% after the first full year of service, 50% after the second full year of service, 75% after the third full year of service, and 100% after the fourth full year of service. Matching contributions are fully vested for all employees hired before January 1, 2015, including all of our NEOs except for Mr. Schueren, who was hired in January 2019.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as are all full-time employees generally. Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. We generally do not provide our named executive officers with perquisites or other personal benefits.
Change in Control and Severance Arrangements
As further described immediately below and in “Severance and Change in Control Benefits” further below, we believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. Change in control protections help to alleviate concerns of our officers regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our stockholder in the transaction. We also believe that protection against an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles.
Pursuant to our arrangements with each of Messrs. Chapman, Brophy, Schueren, Sheena and Dr. Rabinowitz, if we terminate the employment of such executive for reasons other than good cause (including such executive’s death or permanent disability), or if such executive resigns for certain good reasons, but in either case only if such termination occurs on or after the date that he has completed three years of continuous service with us, then he will be eligible to receive certain cash severance and other benefits and accelerated vesting of equity or equity-based awards, with such benefits enhanced if such involuntary termination occurs in connection with our change in control. All such benefits are contingent on execution of a general release of claims by the officer.
In addition, Dr. Rabinowitz and Mr. Sheena are eligible for accelerated vesting of certain of their equity if we are subject to a change in control (regardless of whether they also experience an involuntary termination in connection with such change in control).
Additional details are provided under “Severance and Change in Control Benefits” below.
We have not provided any excise tax gross-ups to any of our named executive officers in the event of a change of control.
Certain Developments Following End of Our 2020 Fiscal Year
In January 2021, as part of its annual review of executive compensation, our compensation committee approved the following base salaries for our named executive officers and the following annual cash incentive bonus opportunities. The “New Base Salary” column in the table below reflects each executive officer’s base salary as of April 1, 2021.

Executive Officer	New Base Salary	Target Cash Incentive Opportunity (as a percentage of base salary)
Steve Chapman	$525,000	80%
Michael Brophy	$433,400	50%
Robert Schueren	$458,400	50%
Matthew Rabinowitz	$333,000*	50%
Jonathan Sheena	$203,900	40%

*
No change from 2020.

V.
Additional Compensation Policies and Practices

Hedging and Pledging Policy
We maintain an Insider Trading Policy that, among other things, prohibits all employees and agents, including our named executive officers, directors, consultants and independent contractors, or their designees, from engaging in “hedging” transactions with respect to our securities. This includes short sales, hedging of stock ownership positions, transactions involving derivative securities relating to our securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities that are either (i) granted to an employee or director of Natera as part of the compensation of such employee or director or (ii) held, directly, or indirectly, by such employee or director. In addition, we also restrict pledging of our securities as collateral for a loan or holding our securities in margin accounts; subject, however, to certain limited exceptions, including transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.
Executive Stock Ownership Guidelines
We believe that Natera and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, in January 2021, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance.
Position	Multiple of Base Salary
CEO	3x
Other Executive Officers	1x
Non-Employee Directors	3x annual cash retainer
Covered executive officers are expected to attain the applicable target ownership within five years of the later of (i) policy adoption, (ii) promotion (where a new guideline applies), or (iii) joining the Company/Board.
Risk Analysis of Our Compensation Plans
Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on us now or in the future.
Timing of Equity Awards
Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly compensation committee meetings whenever practicable. Our process is generally to approve the annual equity refresh grants, including of performance-based awards, at meetings of the compensation committee in the first half of each year. However, the compensation committee may otherwise approve the grant of equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion, and other circumstances where the compensation committee deems it appropriate to make such grants.
Tax Considerations: Section 162(m)
When reviewing compensation matters, the compensation committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The compensation committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and restricted stock units under our equity incentive award plans are accounted for under ASC Topic 718. Our Board or compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the compensation committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Compensation Committee Report
The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.
Members of the Natera, Inc. Compensation Committee:
Todd Cozzens, Chair
Rowan Chapman
James Healy
Herm Rosenman
Summary Compensation Table
The following table provides information concerning the compensation for services rendered during the years ended December 31, 2018, 2019 and 2020 by our Chief Executive Officer, Chief Financial Officer and our three other executive officers as of December 31, 2020, whom we refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Steve Chapman Chief Executive Officer and President	2020	486,732	—	5,541,484	1,749,563	296,884	8,550	8,083,213
	2019	450,752	—	3,023,986	2,496,000	218,807	11,366	6,200,911
	2018	372,927	32,089	341,315	569,963	166,861		1,483,155
Michael Brophy Chief Financial Officer	2020	409,152	—	2,507,620	—	214,161	8,412	3,139,345
	2019	354,035	—	2,605,295	415,000	157,293	10,294	3,541,917
	2018	340,000	52,515	449,014	188,015	136,469		1,166,013
Matthew Rabinowitz Executive Chairman	2020	334,002	—	—	3,297,310	180,263	—	3,811,575
	2019	334,772	—	129,789	1,887,600	162,403	—	2,514,564
	2018	500,000	110,511	469,410	4,074,476	213,110		5,367,507
Robert Schueren Chief Operating Officer*	2020	445,984	—	2,880,558	—	236,641	8,550	3,571,733
	2019	410,782	—	2,797,388	696,150	200,178	8,240	4,112,738
Jonathan Sheena Founder, Director, and Former Chief Technology Officer**	2020	201,415	—	364,078	—	84,179	8,317	657,989
	2019	206,040	—	273,992	181,563	79,226	11,863	752,684

*
Mr. Schueren was appointed as our Chief Operating Officer effective January 7, 2019. Accordingly, compensation information is only provided for 2019 and 2020.

**
Mr. Sheena was employed by us, but was not one of our named executive officers in 2018. Accordingly, compensation information is only provided for 2019 and 2020. Further, Mr. Sheena resigned as our Chief Technology Officer effective November 30, 2020; however, he remains employed with us as a Founder.

(1)
Represents the aggregate grant date fair value of equity awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition.
(2)
Represents amounts paid on March 12, 2021 for service during the year ended December 31, 2020 pursuant to our Management Cash Incentive Plan.

(3)
Represents company matching contributions to the executive’s 401(k) contributions.

2020 Grants of Plan-Based Awards
The following table sets forth certain information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2020. Except as otherwise indicated in the footnotes to the table below, all of the following awards were made under our 2015 Equity Incentive Plan. For a description of the acceleration of vesting provisions applicable to the stock options and stock units granted to our named executive officers, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control.”

Name	Grant Date	Date of Board or Compensation Committee Approval(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Award: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Steve Chapman	N/A	N/A	14,580	291,600	349,920	—	—		—	—
	3/27/2020	3/13/2020	—	—	—	—	—	82,930(4)	—	—	2,111,398
	3/27/2020	3/13/2020	—	—	—	—	82,930(5)	—	—	—	2,111,398
	3/27/2020	3/13/2020	—	—	—	37,500(6)	75,000(6)	—	—	25.46	859,313
	3/27/2020	3/13/2020	—	—	—	37,500(7)	75,000(7)	—	—	25.46	890,250
	3/27/2020	3/13/2020	—	—	—	18,750(8)	37,500(8)	—	—	—	686,344
	3/27/2020	3/13/2020	—	—	—	18,750(9)	37,500(9)	—	—	—	632,344
Michael Brophy	N/A	N/A	8,416	168,320	201,984	—	—	—	—	—
	3/27/2020	3/13/2020	—	—	—	—	—	36,666(4)	—	—	933,516
	3/27/2020	3/13/2020	—	—	—	—	36,666(5)	—	—	—	933,516
	3/27/2020	3/13/2020	—	—	—	17,500(8)	35,000(8)	—	—	—	640,588
Matthew Rabinowitz	N/A	N/A	8,350	167,000	200,400	—	—	—	—	—
	3/27/2020	3/27/2020	—	—	—	—	—	—	128,500(10)	25.46	1,648,655
	3/27/2020	3/27/2020	—	—	—	—	128,500(11)	—	—	25.46	1,648,655
Robert Schueren	N/A	N/A	8,900	178,000	213,600	—	—	—	—	—
	3/27/2020	3/13/2020	—	—	—	—	—	43,990(4)	—	—	1,119,985
	3/27/2020	3/13/2020	—	—	—	—	43,990(5)	—	—	—	1,119,985
	3/27/2020	3/13/2020	—	—	—	17,500(8)	35,000(8)	—	—	—	640,588
Jonathan Sheena	N/A	N/A	3,168	63,360	76,032	—	—	—	—	—
	3/27/2020	3/13/2020	—	—	—	—	—	7,150(4)	—	—	182,039
	3/27/2020	3/13/2020	—	—	—	—	7,150(5)	—	—	—	182,039

(1)
As described in greater detail in “Compensation Discussion and Analysis,” our named executive officers were granted cash incentive bonus opportunities based on achievement during our 2020 fiscal year of company financial performance goals. The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. The amounts shown in the “maximum” column reflect the maximum amount that could be paid, where applicable, for overachievement of the target goal. All amounts shown take into consideration the relative weight of the company financial performance goals, as compared to individual performance, for each executive.

On March 2, 2021, our compensation committee confirmed our achievement against the goals, as described in greater detail in “Compensation Discussion and Analysis”.
(2)
Pursuant to our equity grant policy, as amended, in general equity awards are granted effective as of the next occurring second or fourth Friday of a calendar month (or, if such date is not a trading day, the first trading day thereafter) following the date of the applicable compensation committee or board of directors meeting or the effective date of a written consent (including e-mail) of our compensation committee or board of directors.

(3)
The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 26, 2021, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.

In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition. For the performance-based awards reflected in the table, grant date fair value assumes such awards will become eligible to vest at their target level (no maximum is applicable to such awards).
(4)
RSUs vest over four years of service from the grant date, with 25% vesting upon completion of one year of service and the remainder in 12 equal quarterly installments thereafter.

(5)
RSUs vest upon our achievement of a specified annual revenue goal on or prior to the performance period end date of December 31, 2023. No threshold or maximum is applicable to this award, as it vests in full at the target level.

(6)
50% of the option vests upon our achievement of a market capitalization of at least $4 billion within six years of the grant date, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $4 billion market capitalization milestone (as calculated as described in the applicable award agreement). On September 2, 2020, the $4 billion market capitalization milestone was achieved. The threshold amount represents the 50% of the award that vests upon achievement of the market capitalization metric; the target amount represents the full amount of the award. No maximum is applicable to this award.

(7)
50% of the option vests upon our achievement of a market capitalization of at least $5 billion within six years of the grant date, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $5 billion market capitalization milestone (as calculated as described in the applicable award agreement). On October 1, 2020, the $5 billion market capitalization milestone was achieved. The threshold amount represents the 50% of the award that vests upon achievement of the market capitalization metric; the target amount represents the full amount of the award. No maximum is applicable to this award.

(8)
50% of the RSUs vest upon our achievement of a market capitalization of at least $4 billion within six years of the grant date, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $4 billion market capitalization milestone (as calculated as described in the applicable award agreement). On September 2, 2020, the $4 billion market capitalization milestone was achieved. The threshold amount represents the 50% of the award that vests upon achievement of the market capitalization metric; the target amount represents the full amount of the award. No maximum is applicable to this award.

(9)
50% of the RSUs vests upon our achievement of a market capitalization of at least $5 billion within six years of the grant date, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $5 billion market capitalization milestone (as calculated as described in the applicable award agreement). On October 1, 2020, the $5 billion market capitalization milestone was achieved. The threshold amount represents the 50% of the award that vests upon achievement of the market capitalization metric; the target amount represents the full amount of the award. No maximum is applicable to this award.

(10)
Option vests over four years of service from the grant date, with 25% vesting upon completion of one year of service and the remainder in 36 equal monthly installments thereafter.

(11)
Option vests upon our achievement of a specified annual revenue goal on or prior to the performance period end date of December 31, 2023. No threshold or maximum is applicable to this award, as it vests in full at the target level.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides information regarding each unexercised option and all unvested RSUs held by each of our named executive officers as of December 31, 2020. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Option Awards					Stock Awards
Name	Equity Incentive Plan Awards: Securities Underlying Unearned, Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Steve Chapman	—	4,468	6,704(2)	10.41	6/8/2027	—	—	—	—
	—	2,084	3,125(3)	10.73	7/13/2027	—	—	—	—
	—	3,052	45,788(4)	9.29	3/8/2028	—	—	—	—
	—	2,083	52,084(5)	13.01	1/10/2029	—	—	—	—
	—	4,167	56,250(6)	20.27	4/11/2029	—	—	—	—
	62,500(7)	18,750	—	13.01	1/10/2029	—	—	—	—
	37,500(8)	37,500(8)	—	25.46	3/26/2030	—	—	—	—
	37,500(9)	4,770(9)	—	25.46	3/26/2030	—	—	—	—
	—	—	—	—	—	1,118(2)	111,263	—	—
	—	—	—	—	—	11,482(4)	1,142,689	—	—
	—	—	—	—	—	28,125(5)	2,799,000	—	—
	—	—	—	—	—	29,763(6)	2,962,014	—	—
	—	—	—	—	—	82,930(10)	8,253,194	—	—
	—	—	—	—	—	—	—	31,250(7)	3,110,000
	—	—	—	—	—	—	—	18,750(8)	1,741,600
	—	—	—	—	—	—	—	18,750(9)	1,741,600
	—	—	—	—	—	—	—	82,930(11)	8,253,194
Michael Brophy	—	3,860	6,704(2)	10.41	6/8/2027	—	—	—	—
	—	—	15,105(4)	9.29	3/8/2028	—	—	—	—
	—	1,042	28,125(6)	19.68	3/21/2029	—	—	—	—
	—	—	—	—	—	1,118(2)	111,263	—	—
	—	—	—	—	—	15,105(4)	1,503,250	—	—
	—	—	—	—	—	9,696(6)	964,646	—	—
	—	—	—	—	—	36,666(10)	3,649,000	—	—
	—	—	—	—	—	—	—	25,000(7)	2,526,750
	—	—	—	—	—	—	—	17,500(8)	1,741,600
	—	—	—	—	—	—	—	36,666(11)	3,649,000
	—	—	—	—	—	—	—	14,706(12)	495,445
Matthew Rabinowitz	—	630,036	—	2.6569	2/24/2024	—	—	—	—
	—	613,496	—	5.3953	12/9/2024	—	—	—	—
	—	300,000	—	9.59	4/7/2026	—	—	—	—
	—	196,875	28,125(13)	10.41	6/8/2027	—	—	—	—
	—	200,000	—	10.41	6/8/2027	—	—	—	—
	—	123,626	56,194(4)	9.29	3/8/2028	—	—	—	—
	—	13,453	6,727(14)	10.29	4/12/2028	—	—	—	—
	—	600,000	—	13.04	12/27/2028	—	—	—	—
	—	96,250	123,750(6)	20.27	4/11/2029	—	—	—	—
	—	—	128,500(10)	25.46	3/26/2030	—	—	—	—

	Option Awards					Stock Awards
Name	Equity Incentive Plan Awards: Securities Underlying Unearned, Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
	128,500(11)	—	—	25.46	3/26/2030	—	—	—	—
	—	—	—	—	—	14,091(4)	1,402,336	—	—
	—	—	—	—	—	1,842(14)	183,316	—	—
	—	—	—	—	—	4,003(6)	398,379	—	—
Robert Schueren	—	1,093	66,407(15)	13.01	1/10/2029	—	—	—	—
	—	—	—	—	—	35,860(15)	3,568,787	—	—
	—	—	—	—	—	43,990(10)	4,377,885	—	—
	—	—	—	—	—	—	—	25,000(7)	2,488,000
	—	—	—	—	—	—	—	17,500(8)	1,741,600
	—	—	—	—	—	—	—	43,990(11)	4,377,885
Jonathan Sheena	—	276,950	—	1.1410	9/20/2022	—	—	—	—
	—	2,045	—	5.3953	12/9/2024	—	—	—	—
	—	40,830	—	9.59	4/7/2026	—	—	—	—
	—	32,364	6,704(2)	10.41	6/8/2027	—	—	—	—
	—	10,694	11,459(4)	9.29	3/8/2028	—	—	—	—
	—	9,569	12,306(6)	19.68	3/21/2029	—	—	—	—
	—	—	—	—	—	1,118(2)	111,263	—	—
	—	—	—	—	—	11,459(4)	1,140,400	—	—
	—	—	—	—	—	4,095(6)	407,534	—	—
	—	—	—	—	—	7,150(10)	711,568	—	—
	—	—	—	—	—	—	—	7,150(11)	711,568
	—	—	—	—	—	—	—	6,450(12)	641,904

(1)
Market value is based on the fair market value of our common stock at the close of trading on December 31, 2020, the last trading day of fiscal year 2020, which was $99.52.

(2)
As applicable, option vests over four years of continuous service following the vesting commencement date of March 21, 2017, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of March 21, 2017, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(3)
Option vests over four years of continuous service following the vesting commencement date of March 12, 2017, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter.

(4)
As applicable, option vests over four years of continuous service following the vesting commencement date of March 9, 2018, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of March 9, 2018, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(5)
As applicable, option vests over four years of continuous service following the vesting commencement date of January 2, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 2, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(6)
As applicable, option vests over four years of continuous service following the vesting commencement date of March 22, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of March 22, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(7)
18.75% of the award (options or RSUs, as applicable) vested upon our achievement of a market capitalization of at least $2 billion within four years of January 2, 2019, with an additional 9.375% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $2 billion milestone (as calculated as described in the applicable award agreement). An additional 31.25% of the award vested upon our achievement of a market capitalization of at least $3 billion within six years of January 2, 2019, with an additional 15.625% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $3 billion milestone (as calculated as described in the applicable award agreement). On September 19, 2019, the $2 billion market capitalization milestone was achieved, and on June 8, 2020, the $3 billion market capitalization milestone was achieved.

Such awards are subject to limited acceleration in the event of our change in control or the involuntary termination of the executive.
(8)
50% of the award (option or RSU, as applicable) vested upon our achievement of a market capitalization of at least $4 billion on or prior to March 26, 2026, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $4 billion milestone (as calculated as described in the applicable award agreement). On September 2, 2020, the $4 billion market capitalization milestone was achieved.

(9)
50% of the award (option or RSUs) vests upon our achievement of a market capitalization of at least $5 billion on or prior to March 26, 2026, with an additional 25% vesting upon completion of each of nine and 15 months of continuous service following such achievement, but only if our market capitalization remains at or above such $5 billion market capitalization milestone (as calculated as described in the applicable award agreement). On October 1, 2020, the $5 billion market capitalization milestone was achieved.

(10)
Award (option or RSUs, as applicable) vests over four years of continuous service following the vesting commencement date of March 27, 2020, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(11)
Award (option or RSUs, as applicable) vests upon the Company’s achievement of a specified annual revenue goal on or prior to the performance period end date of December 31, 2023.

(12)
50% of the RSUs vest upon the Company’s achievement of specified goal(s) in each of its emerging businesses and its reproductive health business, in each case on or prior to the performance period end date of December 31, 2022.

(13)
Option vests over four years of continuous service following the vesting commencement date of June 9, 2017, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter.

(14)
As applicable, option vests over four years of continuous service following the vesting commencement date of April 13, 2018, with 25% vesting upon completion of 12 months of service and the remainder in 36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of April 13, 2018, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.

(15)
As applicable, option vests over four years of continuous service following the vesting commencement date of January 7, 2019, with 25% vesting upon completion of 12 months of service and the remainder in

36 substantially equal monthly installments thereafter; RSUs vest over four years of continuous service following the vesting commencement date of January 7, 2019, with 25% vesting upon completion of 12 months of service and the remainder in 12 substantially equal quarterly installments thereafter.
Fiscal 2020 Option Exercises and Stock Vested
The following table provides information regarding the number of shares each of our named executive officers acquired upon exercise of stock options and the vesting of RSUs during fiscal 2020.
	Option awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Steve Chapman	401,077	17,622,927	146,176	7,993,076
Michael Brophy	79,513	6,690,527	91,592	5,328,145
Matthew Rabinowitz	—	—	14,901	796,258
Robert Schueren	60,000	2,972,550	95,390	5,163,177
Jonathan Sheena	237,100	10,040,724	16,820	948,036

(1)
Computed in accordance with Securities and Exchange Commission rules based on the excess of the fair market value of our common stock on the exercise date over the exercise price per share of such common stock date multiplied by the number of options exercised and does not necessarily reflect proceeds received by the officer.

(2)
Computed in accordance with Securities and Exchange Commission rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer.

Severance and Change in Control Benefits
We have entered into arrangements with each of our named executive officers that provide for cash severance and related benefits and vesting acceleration of equity awards held by such named executive officers if such officer is subject to an involuntary termination or if we experience a change in control, in each case as further described below. Termination-related benefits generally apply only if an officer has completed three years of continuous service with the Company. In addition, the officer must (a) return all of our property in the officer’s possession, (b) resign as a member of our board of directors and all of our subsidiaries, to the extent applicable and (c) execute and allow to become effective a general release of claims against us. As of December 31, 2020, all of our named executive officers have satisfied such three-year service condition with the exception of Mr. Schueren.
Mr. Chapman
Pursuant to his amended and restated employment agreement with us effective as of January 2, 2019, if Mr. Chapman is subject to an involuntary termination, then he will be entitled to:
•
a lump-sum cash payment equal to 12 months’ base salary, except that such lump-sum cash payment will be equal to 18 months’ base salary, plus incentive compensation calculated as if all performance criteria had been satisfied at 100% of the applicable target level, if such termination is within 18 months following a change in control of the Company;

•
payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and

•
accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 18 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Chapman’s level of authority or responsibility, Mr. Chapman will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.
Involuntary termination means a separation from our service as a result of either the involuntary discharge of the executive by us for reasons other than cause or by the executive due to good reason.
Mr. Brophy
If Mr. Brophy is subject to an involuntary termination, then he will be entitled to:
•
a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;

•
payment by us of the monthly premiums under COBRA for up to 12 months; and

•
accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 12 months following a change in control of the Company and such termination is not an involuntary termination resulting solely from a reduction of Mr. Brophy’s level of authority or responsibility, Mr. Brophy will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

Dr. Rabinowitz
If Dr. Rabinowitz is subject to an involuntary termination, then he will be entitled to:
•
a lump-sum cash payment equal to nine months’ base salary, except that such lump-sum cash payment will be equal to 18 months’ base salary if such termination is within 12 months following a change in control of the Company;

•
payment by us of the monthly premiums under COBRA for up to 12 months, except that such monthly premiums will continue for up to 18 months if such termination is within 12 months following a change in control of the Company; and

•
accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us, except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Dr. Rabinowitz will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

In addition, in the event that we are subject to a change in control, 50% of the then-unvested portion of any equity or equity-based awards granted to Dr. Rabinowitz will become fully vested and, if applicable, exercisable, and the remaining unvested portion will vest over the shorter of 12 months or the then-remaining vesting period.
Mr. Schueren
If Mr. Schueren is subject to an involuntary termination, then he will be entitled to:
•
a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;

•
payment by us of the monthly premiums under COBRA for up to 12 months; and

•
accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us; except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Mr. Schueren will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.
Mr. Sheena
If Mr. Sheena is subject to an involuntary termination, then he will be entitled to:
•
a lump-sum cash payment equal to six months’ base salary, except that such lump-sum cash payment will be equal to 12 months’ base salary if such termination is within 12 months following a change in control of the Company;

•
payment by us of the monthly premiums under COBRA for up to 12 months; and

•
accelerated vesting of equity or equity-based awards equal to the greater of (i) 50% of his then-unvested equity or equity-based awards and (ii) forward vesting of such equity or equity-based awards as if he had provided an additional 12 months of service to us; except that if such termination is within 12 months following a change in control of the Company and such termination is other than due to cause or permanent disability, or if he resigns due to a reduction in his base salary or following notice that his principal workplace will be relocated by more than 30 miles, Mr. Sheena will receive accelerated vesting with respect to 100% of his then-unvested equity or equity-based awards.

In addition, in the event that we are subject to a change in control, 50% of the then-unvested portion of any equity or equity-based awards granted to Mr. Sheena will become fully vested and, if applicable, exercisable, and the remaining unvested portion will vest over the shorter of 12 months or the then-remaining vesting period.
Definitions
Good reason means a voluntary resignation by the executive following:
•
a change in position that materially reduces the officer’s level of authority or responsibility without consent

•
a reduction in then-current base salary or

•
receipt of notice that the officer’s principal workplace will be relocated by more than 30 miles.

Good reason will not be deemed to exist unless the officer provides us with notice of the condition constituting good reason within 90 days after such condition comes into existence, and we fail to remedy such condition and the resignation becomes effective within six months after the condition first comes into existence.
With respect to Messrs. Chapman, Brophy and Schueren, cause means an officer’s:
•
unauthorized use or disclosure of our confidential information or trade secrets

•
a material breach of any agreement with us

•
a material failure to comply with our written policies or rules

•
commission of, or plea of guilty or no contest to, a felony

•
gross negligence, willful misconduct or commission of an act of fraud in dealings with us

•
failure to perform, or apply the requisite effort to, an officer’s assigned duties (with respect to Mr. Brophy, abandonment or neglect of his duties)

•
other than with respect to Mr. Brophy, failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or executives, if such cooperation is requested or

•
death or permanent disability.

With respect to Dr. Rabinowitz and Mr. Sheena, cause means an officer’s commission of, or plea of guilty or no contest to, a felony; commission of an act of fraud in dealings with us; abandonment or neglect of duties for an extended period of time, application of less than full time effort to us; or death or permanent disability.
Change in Control means the consummation of our merger or consolidation with or into another entity or our dissolution, liquidation or winding up.
The following table reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above, assuming that both a change in control (if applicable) and an involuntary termination of employment occurred on December 31, 2020 (the last day of our 2020 fiscal year).
Name	Cash Severance (Salary) ($)	Cash Severance (Incentive Compensation) ($)	COBRA Benefit ($)(1)	Equity Acceleration ($)(2)	Total ($)
Steve Chapman
Involuntary Termination(3)	486,000	—	27,688	38,624,217	39,137,905
Change in Control Termination(4)	729,000	291,600	41,532	29,238,073	30,300,205
Change in Control Acceleration(5)	—	—	—	26,056,569	26,056,569
Michael Brophy
Involuntary Termination(3)	210,400	—	27,688	13,217,047	13,455,135
Change in Control Termination(4)	420,800	—	27,688	10,433,977	10,882,465
Change in Control Acceleration(5)	—	—	—	9,342,141	9,342,141
Matthew Rabinowitz
Involuntary Termination(3)	333,000	—	17,229	22,876,167	23,226,396
Change in Control Termination(4)	499,500	—	25,844	42,591,492	43,116,836
Change in Control Acceleration(5)	—	—	—	21,295,746	21,295,746
Robert Schueren
Involuntary Termination(3)	222,500	—	19,133	13,264,313	13,505,946
Change in Control Termination(4)	445,000	—	19,133	13,691,542	14,155,675
Change in Control Acceleration(5)	—	—	—	8,607,485	8,607,485
Jonathan Sheena
Involuntary Termination(3)	99,000	—	19,133	4,175,568	4,293,701
Change in Control Termination(4)	198,000	—	19,133	5,696,183	5,913,316
Change in Control Acceleration(5)	—	—	—	3,489,996	3,489,996

(1)
Reflects actual cost of COBRA as in effect as of December 31, 2020, based on each officer’s elections with respect to our health insurance plans.

(2)
Reflects the number of options and/or RSUs vesting, multiplied by $99.52, the closing price of a share of our common stock on December 31, 2020 less (in the case of options) the exercise price per share.

In general, each officer is entitled to accelerated vesting equal to the greater of 50% of the then-unvested portion of such award or 12 months’ additional vesting in the event of an involuntary termination not in connection with a change in control and accelerated vesting equal to 100% of the then-unvested portion of each award in the event of a change in control termination.
(3)
Defined as an involuntary termination without cause or a voluntary resignation for good reason, in each case as defined above with respect to each officer.

With respect to the options granted to Mr. Chapman, and the stock units granted to Messrs. Chapman, Brophy and Schueren that vest, in part, upon our achieving certain market capitalizations, we have assumed that the performance milestones will have been satisfied at all relevant dates.

(4)
Defined as an involuntary termination within 12 months (18 months in the case of Mr. Chapman) of our change in control.

With respect to the performance stock unit awards granted to Messrs. Brophy and Sheena that vest based on achievement of certain Emerging Business and Reproductive Health business goals, notwithstanding anything in their employment arrangements to the contrary, in the event that we are subject to a change in control and we are valued for purposes of such transaction at $1.5 billion or greater, any unvested stock units subject to such award will vest in full as of immediately prior to such change in control. Because such award will have already vested on the change in control, the value of such acceleration has not been included here.
The options granted to Mr. Chapman, and the stock units granted to Messrs. Chapman, Brophy and Schueren that vest, in part, upon our achieving certain market capitalizations or revenue targets, have been excluded here with the assumption that the performance metrics will have been met in connection with, or prior to, such change in control.
The performance option granted to Dr. Rabinowitz has been included here.
(5)
Dr. Rabinowitz and Mr. Sheena are entitled to acceleration of 50% of their then-unvested equity awards in the event of a change in control, with the remainder vesting over no greater than a 12-month period following such change in control.

The options granted to Mr. Chapman, and the stock units granted to Messrs. Chapman, Brophy and Schueren that vest, in part, upon our achieving certain market capitalizations or revenue targets, have been excluded here.
The performance option granted to Dr. Rabinowitz has been included here.
With respect to the performance stock unit awards granted to Messrs. Brophy and Sheena that vest based on achievement of certain Emerging Business and Reproductive Health business goals, notwithstanding anything in their employment arrangements to the contrary, in the event that we are subject to a change in control and we are valued for purposes of such transaction at $1.5 billion or greater, any unvested stock units subject to such award will vest in full as of immediately prior to such change in control. Such awards have been included here on the assumption that they will accelerate.
With respect to the stock options and stock units granted to Messrs. Chapman, Brophy, and Schueren that vest in part based on achievement of certain market capitalization milestones, in the event of a change in control our finance team will evaluate whether a milestone has been achieved based on our value in connection with such change in control. Following such certification (if any), the awards will vest solely based on provision of continuous service by the officer through each applicable vesting date and subject to vesting acceleration as otherwise provided in the officer’s employment arrangements, as described above.
In the event of an involuntary termination prior to our change in control, any unvested portion of such award will be eligible for vesting acceleration in connection with such involuntary termination as described above:
•
If a milestone is achieved within 60 days following such involuntary termination; or

•
If a milestone has been achieved prior to such involuntary termination, only if the milestone value is equaled or exceeded on the date of such involuntary termination or when averaged during the 3-month period ending on the date of such involuntary termination.

CEO Pay Ratio
The following is a discussion regarding the ratio of the annual total compensation of Mr. Chapman, our CEO and principal executive oficer, to our median employee’s annual total compensation, for 2020. Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year, referred to as “pay-ratio” disclosure.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Neither the compensation committee nor our management use our pay ratio to make compensation decisions.
For purposes of identifying our “median employee,” we used our employee population as of October 1, 2020 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). During 2020, we did not have any non-U.S. employees. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:
•
We calculated the 2020 annual total compensation of each employee, excluding Mr. Chapman, as the sum of (1) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees; (2) variable compensation, if applicable; (3) grant date fair value of equity awards granted during the year; (4) non-equity incentive plan compensation earned in 2020; and (4) Natera’s matching contributions to the employee’s 401(k) tax-deferred savings plan or registered retirement savings plan account.

•
In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2020, through the determination date.

We calculated the annual total compensation for fiscal 2020 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2020, the annual total compensation for Mr. Chapman and our median employee were $8,083,213 and $155,316, respectively. Accordingly, the resulting ratio of the two amounts is approximately 52:1. We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2021 for:
•
each of our named executive officers;

•
each of our directors;

•
all of our executive officers and directors as a group; and

•
each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 87,034,895 shares of common stock outstanding at March 15, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock units held by that person or entity that are currently exercisable or that will become exercisable or vest within 60 days of March 15, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753.
	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percent of Class
Named Executive Officers and Directors:
Roy Baynes(1)	31,270	*
Monica Bertagnolli	0	*
Roelof F. Botha(2)	1,195,047	1.37
Michael Brophy(3)	97,773	*
Rowan Chapman	2,000	*
Steve Chapman(4)	111,796	*
Todd Cozzens(5)	94,168	*
James I. Healy(6)	3,163,345	3.63
Gail Marcus(7)	38,588	*
Matthew Rabinowitz(8)	4,102,288	4.56
Herm Rosenman(9)	245,090	*
Robert Schueren(10)	80,376	*
Jonathan Sheena(11)	684,795	*
All Executive Officers and Directors as a Group (13 persons)	9,846,536	10.86
5% Stockholders:
The Vanguard Group, Inc.(12)	7,175,146	8.24
BlackRock, Inc.(13)	6,237,294	7.17
Alger Associates(14)	6,217,680	7.14

*
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Consists of (i) zero shares of common stock held by Mr. Baynes and (ii) 31,720 shares of common stock issuable to Mr. Baynes pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(2)
Consists of (i) 1,195,047 shares of common stock held by estate planning vehicles for the benefit of Mr. Botha and (ii) 263 shares of common stock issuable to Mr. Botha pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(3)
Consists of (i) 65,604 shares of common stock held by Mr. Brophy and (ii) 32,169 shares of common stock issuable to Mr. Brophy pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(4)
Consists of (i) 28,092 shares of common stock held by Mr. Chapman and (ii) 83,704 shares of common stock issuable to Mr. Chapman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(5)
Consists of (i) 7,278 shares of common stock held by Mr. Cozzens and (ii) 86,890 shares of common stock issuable to Mr. Cozzens pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(6)
Consists of (i) 29,616 shares of common stock held by Dr. Healy, (ii) 33,169 shares of common stock issuable to Dr. Healy pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021, and (iii) 3,100,560 shares held by certain entities affiliated with Sofinnova Investments, Inc. (Sofinnova Investments), according to a Schedule 13D/A filed with the SEC on February 13, 2020, by Sofinnova Venture Partners VIII, L.P. (Sofinnova Venture Partners VIII), which may not be current as of April 13, 2021, over which Dr. Healy may be deemed to have shared voting and dispositive power. The shares held by certain entities affiliated with Sofinnova Investments consists of (x) 1,550,280 shares of common stock held by Sofinnova Venture Partners VIII; and (y) 1,550,280 shares of common stock held by Sofinnova Venture Partners IX, L.P. (Sofinnova Venture Partners IX, and, together with Sofinnova Venture Partners VIII, the Sofinnova Funds). Sofinnova Management VIII, L.L.C. (Sofinnova Management VIII) is the general partner of Sofinnova Venture Partners VIII and Michael Powell and Dr. Healy are the managing members of Sofinnova Management VIII. Sofinnova Management VIII may be deemed to have sole and dispositive voting power, and Michael Powell and Dr. Healy may be deemed to have shared voting and dispositive power, over the shares directly owned by Sofinnova Venture Partners VIII. Sofinnova Management IX, L.L.C. (Sofinnova Management IX) is the general partner of Sofinnova Venture Partners IX and Mr. Powell and Dr. Healy are the managing members of Sofinnova Management IX. Sofinnova Management IX may be deemed to have sole and dispositive voting power, and Mr. Powell and Dr. Healy may be deemed to have shared voting and dispositive power, over the shares directly owned by Sofinnova Venture Partners IX. Such entities and individuals expressly disclaim any such beneficial ownership over the shares owned by the Sofinnova Funds, respectively, except to the extent of any pecuniary interest therein, if any. The address of each of the entities identified in this footnote is Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(7)
Consists of (i) zero shares of common stock held by Dr. Marcus and (ii) 38,588 shares of common stock issuable to Dr. Marcus pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(8)
Consists of (i) 576,943 shares of common stock held by Dr. Rabinowitz, (ii) 613,496 shares of common stock held by the Matthew Rabinowitz Grantor Retained Annuity Trust, (iii) 40,000 shares of common stock held by the RMDM Trust, and (iv) 2,871,849 shares of common stock issuable to Dr. Rabinowitz pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(9)
Consists of (i) 48,419 shares of common stock held by Mr. Rosenman and (ii) 196,671 shares of common stock issuable to Mr. Rosenman pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(10)
Consists of (i) zero shares of common stock held by Mr. Schueren, (ii) 52,637 shares of common stock held by Robert A Schueren & Deborah A Schueren Rev Trust, and (iii) 27,739 shares of common stock issuable to Mr. Schueren pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(11)
Consists of (i)446,636 shares of common stock held by Mr. Sheena and (ii) 238,159 shares of common stock issuable to Mr. Sheena pursuant to options exercisable or RSUs vesting within 60 days of March 15, 2021.

(12)
According to a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, Inc. (Vanguard Group), which may not be current as of April 13, 2021. Vanguard Group has shared voting power with respect to 166,988 shares of common stock; sole dispositive power with respect to 7,175,146 shares of common stock; and shared dispositive power with respect to 226,301 shares of common stock. The address for Vanguard Group. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(13)
According to a Schedule 13G/A filed with the SEC on February 5, 2021, by BlackRock, Inc., which may not be current as of April 13, 2021. Blackrock, Inc. has sole voting power with respect to 3,061,878 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(14)
According to a Schedule 13G filed with the SEC on February 16, 2021, by Alger Associates Inc. (Alger Associates), which may not be current as of April 13, 2021. Alger Associates has sole voting power with respect to 6,217,680 shares of common stock and sole dispositive power with respect to 6,217,680 shares of common stock. The securities held are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (FAM) and Weatherbie Capital, LLC (WC), each a registered investment adviser. FAM and WC are each a 100% owned subsidiary of Alger Group Holdings, LLC (AGH), a holding company. AGH is a 100% owned subsidiary of Alger Associates, a holding company. The address for Alger Associates, Inc is 360 Park Avenue South, New York, New York 10010.

Changes in Control:   We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of us.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	10,857,261	$11.1933	16,173,150(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	10,857,261	$11.1933	16,173,150

(1)
The weighted average exercise price does not take into account outstanding RSUs.

(2)
All of our equity compensation plans have been approved by our stockholders. This information is with respect to the 2007 Stock Plan (the 2007 Plan), the 2015 Equity Incentive Plan (the 2015 Plan) and the 2015 Employee Stock Purchase Plan. The 2015 Plan is the successor to and continuation of the 2007 Plan. As of the effective date of our initial public offering, no additional awards are to be granted under the 2007 Plan, but all stock awards granted under the 2007 Plan remain subject to their existing terms. This column does not reflect 3,446,227 shares that were added to the 2015 Plan and 861,556 shares that were added to the 2015 Employee Stock Purchase Plan effective January 4, 2021 pursuant to the stockholder-approved terms of such plans.

(3)
Included in this amount are 13,988,187 shares available for future issuance under our 2015 Equity Incentive Plan and 2,184,963 shares available for future issuance under our 2015 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Daniel Rabinowitz, a brother of Dr. Matthew Rabinowitz, our Executive Chairman of our board of directors, has been employed by us since July 2004. Daniel Rabinowitz serves as our Secretary and General Counsel. During the year ended December 31, 2020, Daniel Rabinowitz received total compensation, including base salary, bonus, equity awards and other compensation, of $2,279,966.
Daniel Rabinowitz’s compensation level was determined, in part, by reference to similarly situated employees who were not related to an executive officer or director. He was also eligible for equity awards on the same general terms and conditions as applicable to other similarly situated employees who were not related to an executive officer or director, and we have entered into an arrangement with him that provides for severance and change in control benefits similar to those applicable to certain of our executives, including our named executive officers.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors and executive officers and such other key employees against any and all expenses incurred by that director or executive officer, or other key employee because of his or her status as one of our directors or executive officers, or other key employees, to the fullest extent permitted by Delaware law, our certificate of incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors and executive officers and other key employees in connection with a legal proceeding.
Change in Control Arrangements
Certain of our executive officers have agreements in place that provide for certain benefits in the event of a change in control. For more information regarding these benefits, see “Executive Compensation —  Severance and Change in Control Benefits.”
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Delinquent Section 16(a) Reports
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, other than with respect to the vesting on April 13, 2020 of an RSU award granted to Matthew Rabinowitz, which was then reported on a Statement of Changes in Beneficial Ownership of Securities on Form 4 on July 15, 2020.

AUDIT COMMITTEE REPORT
The information contained in the following report of Natera’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Natera specifically incorporates it by reference.
Role of the Audit Committee
The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our audit committee will approve significant related party transactions before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Natera’s audit committee charter, published under the Governance section of our Investor Relations website at http://investor.natera.com.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Year ended December 31, 2020
The audit committee has reviewed and discussed with Natera’s management and Ernst & Young LLP the audited consolidated financial statements of Natera for the year ended December 31, 2020. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Natera’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Herm Rosenman, Chair
Todd Cozzens
Gail Marcus

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Natera may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.
ANNUAL REPORT ON FORM 10-K
We filed an Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to 13011 McCallen Pass, Building A Suite 100, Austin, Texas 78753, Attention: Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered to be proxy-soliciting material.
THE BOARD OF DIRECTORS
Austin, Texas
April 13, 2021

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

D49189-P50046

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

NATERA, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the four directors named below and in the proxy statement to serve as Class III directors until the annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Roelof Botha
02) Steve Chapman
03) Todd Cozzens
04) Matthew Rabinowitz

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NATERA, INC.13011 MCCALLEN PASS BUILDING A SUITE 100 AUSTIN, TEXAS 78753 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NTRA2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49189-P50046 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com.D49190-P50046NATERA, INC.Annual Meeting of Stockholders May 25, 2021 11:30 AM, PDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Steve Chapman and Mike Brophy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NATERA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, PDT on May 25, 2021, virtually at www.virtualshareholdermeeting.com/NTRA2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side